Exhibit 10.2

EXECUTION COPY

TRUST INDENTURE

BETWEEN

CALIFORNIA STATEWIDE COMMUNITIES

DEVELOPMENT AUTHORITY

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

Dated as of August 1, 2008

including

$62,425,000

CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY

ENVIRONMENTAL FACILITIES REVENUE BONDS

(MICROGY HOLDINGS PROJECT) SERIES 2008A

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(continued)

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(continued)

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(continued)

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(continued)

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TRUST INDENTURE

This TRUST INDENTURE dated as of August 1, 2008, is by and between the CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

WITNESSETH:

WHEREAS, pursuant to law, and particularly the Act, the Issuer is authorized to acquire, construct, and improve certain solid waste disposal facilities and to issue its revenue bonds for such purpose;

WHEREAS, Microgy Holdings, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware (the “Company”), has applied for the financial assistance of the Issuer in the financing of the acquisition, construction, improving and equipping of certain solid waste disposal facilities (the “Project”) described in Exhibit A to the Agreement (the “Facilities”);

WHEREAS, the Facilities are to be located within the territorial limits of the County of Fresno and the County of Kings, each being a program participant of the Issuer (the “Program Participants”), and a substantial portion of the persons to be utilizing the services to be provided at the Facilities are expected to be residents of the Program Participants and a substantial portion of the persons to be employed by the Company at the Project are expected to be residents of the Program Participants;

WHEREAS, the financing of the Project will promote significant and growing opportunities for the creation and retention of employment to the California economy and the enhancement of the quality of life to residents of the Program Participants, and will promote opportunities for the creation or retention of employment within the jurisdiction of the Program Participants and is within the powers conferred upon the Issuer by its Joint Powers Agreement (the “Joint Powers Agreement”);

WHEREAS, the financing of the Project will promote residential, commercial and industrial development within the jurisdictions of the Program Participants, and thereby stimulate economic activity and increase the tax base, and is within the powers conferred upon the Issuer by the Joint Powers Agreement;

WHEREAS, the financing of the Project is a significant factor in establishing the operations of the Company within the jurisdictions of the Program Participants;

WHEREAS, the Issuer has authorized the issuance of its Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2008 (the “Bonds”) to finance the Project;

WHEREAS, the Bonds will be issued in one or more Series pursuant to this Indenture;

WHEREAS, a loan agreement, dated as of August 1, 2008 (the “Agreement”) with the Company specifying the terms and conditions of a loan by the Issuer to the Company of the proceeds of the Bonds to provide for the financing of the Project and of the payment by the Company to the Issuer of amounts sufficient for the payment of the principal of and interest on the Bonds and certain related expenses;

WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in their entirety, and the capitalized terms of this Indenture not otherwise defined herein shall have the same meanings, and shall be defined, as set forth in the Agreement;

WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as “Loan Payments” to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on the Bonds, when due, and the fees and expenses of and other amounts due to the Trustee and any paying agent for the Bonds;

WHEREAS, pursuant to a Guarantee Agreement, dated as of October 1, 2006, as supplemented and amended by a Supplemental Guarantee Agreement, dated as of August 1, 2008 (as so supplemented and amended, the “Guarantee”) the Company, Microgy Hanford LLC, Microgy Riverdale LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C. (the “Subsidiary Guarantors”) have, jointly and severally, unconditionally guaranteed to the Trustee the payment, when due, of the principal of, redemption premium, if any, and interest on the Bonds;

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth;

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and interest thereon, the Issuer has authorized the execution and delivery of this Indenture;

WHEREAS, the Bonds, and the Trustee’s certificate of authentication and assignment to appear thereon, shall be in substantially the form attached hereto as Exhibit A, and incorporated into this Indenture by this reference, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

WHEREAS, all acts and proceedings required by law necessary to make the Bonds, when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, and the redemption premium, if any, and interest on, all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Issuer does hereby covenant and agree with the Trustee, for the respective benefit of the Holders from time to time of the Bonds as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless otherwise defined herein, all words and phrases defined in the preamble hereto shall have the same meaning in this Indenture. In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided for or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and each of the following terms shall have the following meanings:

Abandonment Certificate

“Abandonment Certificate” means a certificate of the Authorized Company Representative to the effect stated in Section 3.05 of the Agreement.

Accountant

“Accountant” means a firm of independent certified public accountants selected by the Company.

Act

“Act” means the Joint Exercise of Powers Act, constituting Title 1, Chapter 5 of the Government Code of the State of California, as now in effect and as it may from time to time hereafter be amended or supplemented.

Act of Bankruptcy

“Act of Bankruptcy” means any of the following events:

(a) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or of all or any substantial part of its property, (ii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, winding up or composition or adjustment of debts; or

(b) a proceeding or case shall be commenced without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or adjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, winding up or composition or adjustment of debts, which proceeding or case is not dismissed within 120 days.

Additional Bonds

“Additional Bonds” means all revenue bonds of the Issuer authorized by and at any time Outstanding pursuant to, and executed, issued and delivered in accordance with Section 2.12 and 2.13 of this Indenture.

Administration Expenses

“Administration Expenses” means amounts payable pursuant to Sections 5.04 and 5.07 of the Agreement.

Affiliate

“Affiliate” of any Person means any other Person who, directly or indirectly, controls or is controlled by or is under common control with such other Person.

Agreement

“Agreement” means the Loan Agreement, dated as of August 1, 2008, between the Company and the Issuer which relates to the Bonds, as amended from time to time.

Authenticating Agent

“Authenticating Agent” means the Trustee and any agent so designated in and appointed pursuant to Section 2.6 hereof.

Authorized Company Representative

“Authorized Company Representative” means the Company’s Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Assistant Treasurer or persons at any time designated to act on behalf of the Company, such designation in each case, to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Assistant Treasurer authorized to act on behalf of the Company. Such certificate may designate an alternate or alternates.

Authorized Issuer Representative

“Authorized Issuer Representative” means any Member of the Commission of the Issuer and any other person as may be designated and authorized to sign for the Issuer pursuant to a resolution adopted thereby.

Authorized Denominations

“Authorized Denominations” means denominations of $100,000 or any integral multiple of $5,000 in excess thereof, unless changed as provided hereof.

Bond

“Bond” means any bond or bonds authenticated and delivered under this Indenture.

Bond Counsel

“Bond Counsel” means Orrick, Herrington & Sutcliffe LLP or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Issuer and acceptable to the Trustee and the Company.

Bond Fund

“Bond Fund” means the trust fund so designated which is established pursuant to Section 6.2 hereof.

Bond Owner

“Bond Owner,” “Bondowner,” “Owner,” “owner,” “Bondholder,” “bondholder,” “holder,” “Registered Owner,” “registered owner,” or “owner of Bonds” means the person listed on the Bond Register as the registered owner of any Bond.

Bond Register

“Bond Register” and “Bond Registrar” shall have the respective meanings specified in Section 2.3 hereof.

Bonds

“Bonds” means the California Statewide Communities Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2008A, and any Additional Bonds executed and delivered pursuant to this Indenture.

Budgeted Cost

“Budgeted Cost” of a Facility means that cost shown in Table 12 of the R.W. Beck Independent Engineers Report included as Appendix B to the Limited Offering Memorandum, as such cost may be revised from time to time by a certificate filed by the Company with the Trustee. Any change in Budgeted Cost in excess of 5% of the original Budgeted Cost must be accompanied by a certificate of the Construction Consultant to the effect that such change is reasonable.

Business Day

“Business Day” or “business day” means any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the City of New York, New York or in the cities in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law or executive order to close or (ii) a day on which the New York Stock Exchange is closed.

Code

“Code” means the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

Capitalized Interest Account

“Capitalized Interest Account” means the subaccount by that name in the Bond Fund established pursuant to Section 6.3 hereof.

Collateral Trust Agreement

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of October 1, 2006, among the Collateral Trustee, the Company, and the Subsidiary Guarantors, as previously supplemented and amended and as supplemented and amended from time to time.

Collateral Trustee

“Collateral Trustee” means Wells Fargo Bank, National Association, as collateral trustee under the Collateral Trust Agreement, and any successor trustee or co-trustee thereunder.

Company

“Company” means Microgy Holdings, LLC, a Delaware limited liability company, and its successors and assigns as permitted under the Agreement.

Construction Consultant

“Construction Consultant” means R.W. Beck, Inc., or any successor to its duties and functions with respect to construction of the Project.

Costs of Issuance

“Costs of Issuance” means all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) fees and reasonable expenses of accountants, attorneys, engineers, and financial advisors, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) Rating Service fees, (v) compensation to the Underwriter, whether paid as a fee or as a discount from issue price, (v) Trustees fees and expenses, and (vii) the Issuer’s and the Governmental Unit’s administrative expenses as provided in Section 5.04 of the Agreement.

Costs of Issuance Fund

“Costs of Issuance Fund” means the fund by that name established pursuant to Section 7.1 hereof.

Counsel

“Counsel” means an attorney at law or law firm (who may be counsel for the Issuer or the Company).

Debt Service Reserve Fund

“Debt Service Reserve Fund” means the fund by that name created and established in Section 4.1 of this Indenture.

Debt Service Reserve Requirement

“Debt Service Reserve Requirement” means, with respect to the Series 2008A Bonds, $6,242,500, and with respect to any Additional Bonds, such amount set forth in a Supplemental Indenture relating thereto.

Default

“Default” means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default under the Agreement or this Indenture.

DTC

“DTC” means The Depository Trust Company, New York, New York.

DTC Letter of Representations

“DTC Letter of Representations” means the blanket letter of representations from the Issuer to DTC.

DTC Participant

“DTC Participant” means (i) any person for which, from time to time, DTC, or, in the event that a successor Securities Depository to DTC is acting as such under Section 2.15 hereof, such successor Securities Depository effectuates book-entry transfers and pledges of securities pursuant to the book-entry system referred to in Section 2.15 hereof or (ii) any securities broker or dealer, bank, trust company or other person that clears through or maintains a custodial relationship with the person referred to in (i).

Electronic Notice

“Electronic Notice” means notice transmitted through a time sharing terminal (promptly confirmed in writing) or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

Environmental Regulations

“Environmental Regulations” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, Hazardous Substances or chemical waste, materials or substances.

Event of Default

“Event of Default” means any of the events specified in Section 11.1 hereof to be an Event of Default.

Extraordinary Services; Extraordinary Expenses

“Extraordinary Services” and “Extraordinary Expenses” mean, respectively, all services rendered or all recoverable expenses properly incurred and charged by the Trustee or any of its agents under this Indenture, other than Ordinary Services and Ordinary Expenses.

Facility

“Facility” or “Facilities” means one or more, as the case may be, of the solid waste disposal facilities identified on Exhibit A to the Agreement.

Facility Completion Certificate

“Facility Completion Certificate” means a certificate of the Authorized Company Representative to the effect stated in Section 3.04(b) or 3.04(c) of the Agreement.

Favorable Opinion

“Favorable Opinion” means an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee and stating, unless otherwise specified herein, that the action proposed to be taken is authorized or permitted by the Act and this Indenture and will not, in and of itself result in the inclusion of interest on the Bonds in gross income for federal income tax purposes.

Feasibility Study

“Feasibility Study” means the feasibility study performed by SJH and Company, Inc., dated as of March 17, 2008, as revised through July 25, 2008, and included as Appendix A to the Limited Offering Memorandum.

Fitch

“Fitch” means Fitch, Inc., dba Fitch Ratings, or any successor thereto maintaining a rating on the Bonds at the request of the Company.

GAAP

“GAAP” means generally accepted accounting principles as in effect in the United States as of the time of application to the provisions hereof (unless otherwise noted).

Governmental Obligations

“Governmental Obligations” means (i) direct obligations of the United States of America, (ii) obligations the timely payment of the principal of and interest on which is fully and unconditionally guaranteed by the United States of America, and (iii) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (i) and (ii) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

Governmental Unit

“Governmental Unit” shall have the meaning set forth in Section 150 of the Code.

Guarantee

“Guarantee” means the Guarantee Agreement, dated as of October 1, 2006, as supplemented and amended by a Supplemental Guarantee Agreement, dated as of August 1, 2008, among the Company, the Subsidiary Guarantors, and the Trustee.

Hazardous Substances

“Hazardous Substances” means (a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Environmental Regulation; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of “waste,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any Environmental Regulation including, but not limited to, the Comprehensive Environmental

Response, Compensation and Liability Act (“CERCLA”), 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 USC §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq.; the Federal Water Pollution Control Act, 33 USC §§ 1251 et seq.; the California Hazardous Waste Control Law (“HWCL”), Cal. Health & Safety Code §§ 25100 et seq.; the Hazardous Substance Account Act (“HSAA”), Cal. Health & Safely Code §§ 25300 et seq.; the Underground Storage of Hazardous Substances Act, Cal. Health & Safety Code §§ 25280 et seq.; the Porter-Cologne Water Quality Control Act (the “Porter-Cologne Act”), Cal. Water Code §§ 13000 et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); and Title 22 of the California Code of Regulations, Division 4, Chapter 30; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; or (e) any other chemical, materials or substance which may or could pose a hazard to the environment.

Indenture

“Indenture” means this Trust Indenture as amended or supplemented from time to time by Supplemental Indentures.

Interest Payment Date

“Interest Payment Date” means each June 1 and December 1, commencing December 1, 2008.

Issue Date

“Issue Date” means the date on which the Bonds of a Series are first authenticated.

Issuer

“Issuer” means the California Statewide Communities Development Authority, a joint powers agency organized and existing under the laws of the State of California.

Joint Powers Agreement

“Joint Powers Agreement” means the Amended and Restated Joint Exercise and Powers Agreement, dated June 1, 1988, relating to the formation of the Issuer, among certain cities, counties and special districts in the State, including the Program Participants.

Limited Offering Memorandum

“Limited Offering Memorandum” means that limited offering memorandum relating to the Series 2008A Bonds, dated August 28, 2008, as supplemented or amended from time to time.

Loan

“Loan” means the loan made by the Issuer to the Company from the proceeds of the Bonds pursuant to the Agreement.

Loan Payment

“Loan Payment” means each payment required to pay amounts due and owing on the Bonds issued pursuant to the Agreement, as defined in Section 5.01 of the Agreement and as provided for in this Indenture, including the principal of, redemption premium, if any, and interest on such Bonds.

Majority Holders

“Majority Holders” means the owners of a majority in aggregate principal amount of the Bonds Outstanding.

Maturity Date

“Maturity Date” means December 1, 2038.

Mechanically Complete

“Mechanically Complete” or “Mechanical Completion” shall mean that a Facility has satisfied the following conditions:

(a) The Facility shall have been physically constructed (except for the completion of any portion of the work not affecting the commercial operation, safety, mechanical or electrical integrity of the Facility) in accordance with the final plans and specifications, applicable codes and regulations and other authority requirements.

(b) The Facility components and systems shall be mechanically and electrically sound, including the completion of integrity tests such as hydrostatic and pneumatic pressure tests, high-pot tests, insulation resistance and continuity tests, calibrations, and component and pipe clean-outs and flushes, etc.

(c) The Facility systems and equipment, including supervisory control data acquisition systems and instrumentation and control systems, shall have gone through start-up checklists, and system start-up testing in accordance with approved manufacturer procedures.

(d) All temporary systems and/or equipment shall have been removed from the Facility and no temporary system and/or equipment shall be in operation at the Facility.

(e) A comprehensive “punchlist” of all remaining work to be performed on the Facility shall have been prepared and agreed upon between the Company and its contractors, subcontractors and vendors. Prior to the start of the Performance Testing, all major items on the Facility “punchlist” shall have been completed. The only “punchlist” items allowed to be completed after the Performance Testing shall be very minor items that will not interfere with commercial operation of the Facility.

(f) Performance Testing has been successfully completed (repeated as necessary) and demonstrated that: 1) the Facility can achieve the Renewable Natural Gas quantity specified for that Facility in the Base Case Output Assumption in the Feasibility Study included in the Limited Offering Memorandum; 2) the Facility has produced such quantity of Renewable Natural Gas to the utility pipeline to which the Facility is connected for a period of a scheduled, consecutive 72 hours, and 3) the Facility can operate within the emissions limits permitted by the State of California.

Moody’s

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto maintaining a rating on the Bonds at the request of the Company.

Net Income

“Net Income” shall have the meaning given to that term in the Guarantee.

Ordinary Services; Ordinary Expenses

“Ordinary Services” and “Ordinary Expenses” mean, respectively, the services normally rendered, and those expenses normally incurred, by a trustee under instruments similar to this Indenture, but not those services (other than drawing on a credit facility, if any) rendered, and those expenses incurred, in anticipation of or following the occurrence and continuation of an Event of Default.

Outstanding

“Outstanding” or “outstanding”, in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under this Indenture, except:

(i) Bonds theretofore cancelled or required to be cancelled under Section 2.11 hereof;

(ii) Bonds which are deemed to have been paid in accordance with Article XVI hereof;

(iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof and Bonds paid pursuant to Section 2.9(a) hereof;

(iv) Bonds registered in the name of the Issuer;

(v) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by a Responsible Officer of the Trustee by actual notice thereof to be so held.

In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds owned by the Company (unless all of the outstanding Bonds are then owned by the Company) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate thereof.

Paying Agent

“Paying Agent” or “paying agent” means any national banking association, bank and trust company or trust company appointed pursuant to Section 10.5 hereof. If at any time there is no qualified paying agent serving as such, the Trustee shall act as paying agent. Initially, the Trustee shall be the Paying Agent.

Person

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

Principal Officer of the Paying Agent

“Principal Office of the Paying Agent” means the office thereof designated in Section 17.5 or such other office as may be designated in writing to the Trustee.

Principal Office of the Trustee

“Principal Office of the Trustee” means the business address designated in writing to the Issuer and the Company as its principal office for its duties hereunder, and which initially shall be as specified in Section 17.5 hereof.

Program Participants

“Program Participants” means the County of Fresno and the County of Kings.

Project

“Project” means all of the Facilities to the extent financed with proceeds of the Bonds.

Project Costs

“Project Costs” means costs incurred by the Issuer or the Company, whether before or after the issuance of the Bonds, and reimbursed not later than three years after the payment thereof, with respect to the acquisition, construction, improving and equipping of the Project, including but not limited to, the following items:

(i) The cost of acquisition, cleanup, construction, reconstruction, improvement, and expansion, including the cost of the acquisition of all land, rights-of-way, property rights, easements, and interests, the cost of all machinery and equipment, financing charges, inventory, raw materials and other supplies, research and development costs, interest prior to and during construction and for one year after completion of construction whether or not capitalized, necessary reserve funds, cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasibility and practicability of acquiring, cleaning, constructing, reconstructing, improving, and expanding any such project, administrative expense and such other expenses as may be necessary or incident to the acquisition, cleanup, construction, reconstruction, improvement, and expansion thereof, the placing of the same in operation, and the financing or refinancing of any such project, including the refunding of any outstanding obligations, mortgages or advances issued, made or given by any person for any of the aforementioned costs; and

(ii) To the extent authorized by the Act, costs of all other items related to the acquisition, construction, improving and equipping of the Project.

Project Completion Certificate

“Project Completion Certificate” means a certificate of the Authorized Company Representative to the effect stated in Section 3.04(d) of the Agreement.

Qualified Institutional Buyer

“Qualified Institutional Buyer” means an institution which meets at least one of the following criteria:

(a) Any of the following entities, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(i) Any insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended;

NOTE: A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940 (the “Investment Company Act”), which are neither registered under Section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.

(ii) Any investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of that Act;

(iii) Any Small Business Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(iv) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(v) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(vi) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (1)(D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

(vii) Any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(viii) Any organization described in Section 501(c)(3) of the Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of 1933, as amended, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

(ix) Any investment adviser registered under the Investment Advisers Act.

(b) Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

(c) Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

NOTE: A registered dealer may act as agent, on a non-discretionary basis, in a transaction with a Qualified Institutional Buyer without itself having to be a Qualified Institutional Buyer.

(d) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other Qualified Institutional Buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided, that, for purposes of this definition:

(i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

(ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

(e) Any entity, all of the equity owners of which are Qualified Institutional Buyers, acting for its own account or the accounts of other Qualified Institutional Buyers.

(f) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933, as amended, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank of savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market for purposes of this definition.

In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

For purposes of this definition, “riskless principal transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a Qualified Institutional Buyer, including another dealer acting as riskless principal for a Qualified Institutional Buyer.

Rating Service

“Rating Service” means S&P, Moody’s or Fitch, according to which of such rating agencies then rates the Bonds at the request of the Company; and provided that if neither of such rating agencies then rates the Bonds, the term “Rating Service” shall refer to any national rating service (if any) which provides such rating.

Rebate Fund

“Rebate Fund” means the fund by that name created and established in Section 8.5 of this Indenture.

Record Date

“Record Date” means, as the case may be, the applicable Regular or Special Record Date.

Regular Record Date

“Regular Record Date” means the close of business on the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date.

Remittance Address

“Remittance Address” means, (i) for payment of the Issuer’s annual fee by check, California Statewide Communities Development Authority, Dept. #33997, P.O. Box 39000, San Francisco, California 94139, or such other address designated by the Issuer as such from time to time, or (ii) for payment of the Issuer’s annual fee by wire transfer or ACH Transaction, Wells Fargo Bank, National Association, ABA# 121000248, DDA A/C# 4121458848, Reference: [Invoice # / Microgy Holdings, LLC] or such other instructions designated by the Issuer from time to time.

Responsible Officer

“Responsible Officer” means an officer of the Trustee who customarily handles corporate trusts and is assigned to administer this Indenture, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject of the referred matter.

Revenues

“Revenues” means (i) all amounts payable to the Trustee with respect to the principal of, redemption price, if any, and interest on the Bonds (A) on deposit in the Bond Fund, the Construction Fund, and the Debt Service Reserve Fund from the proceeds of the Bonds or obligations of the Issuer issued to refund the Bonds or from any other source and (B) paid by the Company as Loan Payments under the Agreement or to replenish any deficiency in the Debt Service Reserve Fund, (ii) all receipts of the Trustee credited under the provisions of this Indenture against amounts described in clause (i); (iii) investment income with respect to any moneys held by the Trustee in the Bond Fund, the Construction Fund, and the Debt Service Reserve Fund; (iv) amounts paid to the Trustee by the Company or the Subsidiary Guarantors pursuant to the Guarantee; and (v) amounts paid to the Trustee by the Collateral Trustee pursuant to the Collateral Trust Agreement.

S&P

“S&P” means Standard & Poor’s Credit Market Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto maintaining a rating on the Bonds at the request of the Company.

Securities Depository

“Securities Depository” means any “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

Series

“Series” means bonds issued at the same time or sharing some other common term or characteristic and designated in the Supplemental Indenture pursuant to which such bonds were issued as a separate series of bonds or as Additional Bonds of an existing Series of Bonds.

Series 2008A Bonds

“Series 2008A Bonds” means the California Statewide Communities Development Authority Environmental Facilities Bonds (Microgy Holdings Project) Series 2008A.

Special Record Date

“Special Record Date” means such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 hereof.

State

“State” means the State of California.

Subsidiary

“Subsidiary” means any corporation, partnership, association or other business entity of which 50% or more of the Voting Stock or other equity interests, as appropriate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

Subsidiary Guarantors

“Subsidiary Guarantors” mean each of Microgy Hanford LLC, Microgy Riverdale LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C.

Supplemental Indenture

“Supplemental Indenture” means any supplemental indenture supplementing or amending the Indenture as theretofore in effect, entered into by the Issuer and the Trustee in accordance with Article XV hereof.

Tax Agreement

“Tax Agreement” means that certain tax certificate and agreement, dated as of the date of issuance of the Series 2008A Bonds, between the Issuer and the Company, as the same may be amended or supplemented in accordance with its terms.

Trustee

“Trustee” means Wells Fargo Bank, National Association, and any successor trustee or co-trustee serving as such hereunder.

Unassigned Rights

“Unassigned Rights” means the rights of the Issuer under Sections 5.04, 6.03 and 7.03(a) of the Agreement and the right to receive notices thereunder.

Underwriter

“Underwriter” means the initial underwriter of the Bonds, Ziegler Capital Markets, a division of B.C. Ziegler and Company.

Voting Stock

“Voting Stock” means, with respect to any corporation, any class of shares of stock of such corporation having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” (except in the form of Bond) refer to the entire Indenture. Unless otherwise noted, all Section and Article references are to sections and articles in this Indenture.

SECTION 1.2. Article and Section Headings. The headings or titles of the several Articles and Sections of this Indenture, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

SECTION 1.3. Interpretation. The singular form of any word used herein shall include the plural and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Indenture and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and sustain the validity hereof. All references to any person or entity defined in Section 1.1 shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity.

ARTICLE II

THE BONDS

SECTION 2.1. Authorization of Bonds, Limited Obligations.

(a) One or more Series of Bonds are hereby authorized to be issued in order to obtain moneys for the benefit of the Issuer and the Company. The Bonds are generally designated as California Statewide Communities Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project), Series 2008.

(b) An initial Series of Bonds designated as Series 2008A is hereby created having terms as set forth in Section 2.2. An issue of Additional Bonds for the benefit of the Issuer and the Company may be issued pursuant to a Supplemental Indenture, pursuant to the provisions of Sections 2.12 and 2.13.

(c) The Bonds are limited obligations of the Issuer and the principal thereof, and redemption premium, if any, and interest thereon, are payable solely from, and secured in accordance with their terms and the provisions of this Indenture solely by, the Revenues and the other amounts pledged therefor herein. Neither the faith and credit nor the taxing power of the State or any political subdivision thereof is pledged to the payment of the principal of or redemption premium, if any, or interest on, the Bonds. Neither the payment of the principal of, redemption premium, if any, or interest on, the Bonds constitutes a debt, liability or obligation of the State or any political subdivision thereof, other than the Issuer to the limited extent provided in the Bonds and herein. The Issuer has no taxing power.

SECTION 2.2. Terms and Form of Bonds.

(a) The Bonds shall be issued as fully registered Bonds in Authorized Denominations. The Bonds shall be registered in the name of Cede & Co, as nominee of the Depository, or any successor thereto. Registered ownership of the Bonds, or any portion thereof, may not thereafter be transferred except to a Qualified Institutional Buyer. Registered ownership of the Bonds, or any portion thereof, may not thereafter be transferred except to a Qualified Institutional Buyer as set forth in Section 2.18.

(b) The Bonds shall mature on the Maturity Date (subject to the right of prior redemption set forth in Article IX)

(c) The Series 2008A Bonds shall bear interest at nine percent (9%) per annum.

(d) The Series 2008A Bonds shall, except as provided in Section 2.9 hereof, be in the aggregate principal amount of $62,425,000.

(e) The Bonds shall contain substantially the terms recited in the form of bond attached hereto as Exhibit A. The Bonds shall be issued for the purpose of providing a portion of the funds necessary to pay the costs of acquiring, constructing, and improving the Project, as provided herein and in the Agreement; provided that no proceeds from the Series 2008A Bonds may be used to finance the Bar 20 Facility (as defined in Exhibit A to the Loan Agreement) unless one or more Series of Additional Bonds have been issued hereunder. The Bonds may have such additional legends thereon as shall be customary in the industry. No Bonds may be issued under this Indenture except in accordance with this Article.

(f) Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, “CUSIP” numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

(g) The Issuer may issue the Series 2008A Bonds upon the execution of this Indenture, and the Trustee shall, at the Issuer’s written direction, authenticate the Series 2008A Bonds and deliver them as specified in the direction.

(h) The Bonds shall be dated as of and shall initially bear interest from their respective Issue Dates.

(i) Unless otherwise directed by the Issuer, the Bonds shall be numbered in consecutive numerical order from R-1 upward, unless otherwise determined by the Trustee. Temporary Bonds issued pursuant to Section 2.10 hereof shall be numbered from TR-1 upward, unless otherwise determined by the Trustee.

SECTION 2.3. Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

The Issuer shall designate, at the direction of the Company, one or more persons to act as “Bond Registrar” for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee, the Paying Agent or a person which would meet the requirements for qualification as a successor trustee imposed by Section 12.12. The Issuer hereby appoints the Trustee as the initial Bond Registrar. Any Person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee and the

Company, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Company. The Paying Agent and Bond Registrar, in performing their respective duties hereunder, shall be entitled to the same protective provisions in the performance of their respective duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent and Bond Registrar had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar a register (herein sometimes referred to as the “Bond Register”) in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept.

The Bond Registrar shall at any time as reasonably requested by the Trustee, the Paying Agent, or the Company certify and furnish to the Trustee, the Paying Agent, the Company and any Paying Agent as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

SECTION 2.4. Transfer and Exchange. Upon surrender for registration of transfer of any Bond at the designated office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the Registered Owner is entitled to receive.

At the option of the owner, Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount and accruing interest at the same Interest Rate, upon surrender of the Bonds to be exchanged at the designated office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the owner or by his attorney duly authorized in writing, and such documentation as the Bond Registrar shall reasonably require.

No service charge shall be made to a Bondholder for any exchange or registration of transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

New Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

Except as provided above, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption.

SECTION 2.5. Execution. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the President of the Issuer, its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile), and attested by the manual or facsimile signature of the Secretary of the Issuer.

If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

SECTION 2.6. Authentication; Authenticating Agent. No Bond shall be valid for any purpose until either (i) the Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto has been duly executed in accordance herewith by the Trustee or (ii) in the case of Bonds initially delivered to the Underwriter, a Comptroller’s Registration Certificate attached to or endorsed on such Bond has been duly executed. Such executed Certificate of Authentication or Comptroller’s Registration Certificate, as the case may be, shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee’s behalf and subject to its direction in the authentication and delivery of Bonds in connection with the registration of transfers and exchanges under Section 2.4 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery “by the Trustee”.

Any corporation or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.3, without the execution or filing or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may, with the written consent of the Company (which shall not be unreasonably withheld) appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

Prior to delivery by the Trustee of the Bonds, there shall be filed with the Trustee:

(a) A copy, duly certified by the Issuer, of the resolution adopted by the Issuer authorizing the issuance of the Bonds and the execution and delivery of this Indenture, the Agreement, the Guarantee and the Tax Agreement.

(b) Original, executed counterparts of this Indenture, the Agreement, the Guarantee and the Tax Agreement.

(c) An executed request and authorization of the Issuer to the Trustee to authenticate and deliver the Bonds to or on the order of the Underwriter. The proceeds of the payment made pursuant to such request and authorization shall be paid over to the Trustee and deposited in accordance with Article III hereof.

SECTION 2.7. Payment of Principal and Interest; Interest Rights Preserved.

(a) Subject to the provisions relating to book-entry only set forth in Section 2.15 hereof, the principal or redemption price of any Bond shall be payable upon presentation and surrender of such Bond to the Principal Office of the Paying Agent. The principal or redemption price of the Bonds shall be payable in immediately available funds. Such payments shall be made to the Registered Owner of the Bond so delivered, as shown in the Bond Register maintained by the Bond Registrar.

(b) Each Bond shall accrue interest and be payable as to interest as follows:

(i) The Bonds shall accrue interest until their Maturity Date or prior redemption at the rate set forth in Section 2.2 hereof, with respect to the Series 2008A Bonds, or in a Supplemental Indenture, with respect to any Additional Bonds, initially from their respective Issue Dates, and thereafter (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

(ii) Subject to the provisions of paragraph (c) below, the interest due on any Bond on any Interest Payment Date shall be paid on each Interest Payment Date to the Registered Owner of such Bond as shown on the Bond Register as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

(iii) All payments of interest on the Bonds shall be paid by check to the Registered Owners entitled thereto. Any Registered Owner holding at least $1,000,000 par amount of the Bonds may receive payments of interest in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner at least five Business Days prior to each Interest Payment Date. Payments described in this Section shall be dependent upon there being immediately available funds on deposit in the Bond Fund on the Interest Payment Date.

(iv) Interest due at the maturity or redemption of a Bond shall be paid in the usual manner.

(v) Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered on the Regular Record Date for such interest.

(c) Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date and within any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the owner of such Bond on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not fewer than 10 days prior to such Special Record Date.

(d) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 2.8. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Bond Registrar and any Authenticating Agent may deem and treat the person in whose name any Bond is registered in the Bond Register as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, any Paying Agent, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of, redemption premium, if any, and (subject to Section 2.7) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Bond Registrar, nor the

Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Bonds.

(a) If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

(i) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (A) provide written notice of the loss, theft or destruction to the Trustee within a reasonable time after the Bondholder becomes aware of the loss, theft or destruction, (B) request the issuance of a substitute Bond and (C) provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond;

(ii) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Trustee for cancellation;

(iii) in all cases, the Bondholder shall, at its own expense, provide indemnity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section 2.9 satisfactory to the Issuer, the Trustee and the Company; and

(iv) in all cases, upon payment by the affected Bondholder of the fees and expenses of the Trustee and the Issuer in connection with the issuance of any such substitute Bond.

Upon compliance with the foregoing, a substitute Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee or Authenticating Agent and delivered to the Bondholder.

Notwithstanding the foregoing, the Trustee or Authenticating Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal, redemption price or Purchase Price and interest then due or becoming due shall be paid by the Trustee or a Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

(b) Every substituted Bond issued pursuant to this Section shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

SECTION 2.10. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee or Authenticating Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any Authorized Denomination. Upon written request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

SECTION 2.11. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Company for cancellation shall be cancelled by the Trustee and such cancelled Bonds shall be delivered to the Company.

SECTION 2.12. Conditions for the Issuance of Additional Bonds. The Issuer may at any time issue Additional Bonds payable from the Revenues as provided herein and secured by a pledge of and charge and lien upon the Revenues as provided herein equal to the pledge, charge and lien securing the Outstanding Bonds theretofore issued hereunder, but only subject to the following specific conditions, which are hereby made conditions precedent to the issuance of any such Additional Bonds:

(a) The Issuer shall be in compliance with all agreements and covenants contained herein.

(b) The issuance of such Additional Bonds shall have been authorized pursuant to the Act and shall have been provided for by Supplemental Indenture which shall specify the following:

(i) The purpose for which such Additional Bonds are to be issued; provided that such Additional Bonds shall be issued solely for the purpose of (i) the costs of completing the Project; (ii) the costs of making at any time or from time to time such substitutions, additions, modifications and improvements or additional costs for the Project or any portion thereof, all as authorized by the Act, as the Company may deem necessary or desirable; (iii) the costs of refunding, to the extent permitted, any Bonds then Outstanding; and (iv) the costs of issuance and sale of the Additional Bonds, interest expenses during the construction period and other costs reasonably related to the financing as shall be agreed upon by the Company and the Issuer;

(ii) The authorized principal amount and designation of such Additional Bonds, provided that the total amount of all Outstanding Bonds shall not exceed eighty-eight million five hundred fifty-five thousand dollars ($88,555,000);

(iii) The date and the maturity dates of and the mandatory redemption payment dates, if any, for such Additional Bonds; provided that (i) all Bonds shall mature on the Maturity Date, (ii) all such Additional Bonds of like maturity shall be identical in all respects, except as to number and denomination, and (iii) serial maturities for serial bonds or mandatory redemption payments for term bonds, or any combination thereof, shall be established to provide for the retirement of such Additional Bonds on or before their respective maturity dates;

(iv) The rate to be borne by such Additional Bonds;

(v) The amount, if any, to be deposited from the proceeds of sale of such Additional Bonds in the Capitalized Interest Account hereinafter referred to;

(vi) The amount, if any, to be deposited from the proceeds of sale of such Additional Bonds in the Debt Service Reserve Fund hereinafter referred to;

(vii) The amount, if any, to be deposited from the proceeds of sale of such Additional Bonds in the Construction Fund;

(viii) The amount, if any, to be deposited from the proceeds of sale of such Additional Bonds in the subaccount within the Costs of Issuance Fund relating to such Additional Bonds.

(ix) The forms of such Additional Bonds; and

(x) Such other provisions as are necessary or appropriate and not inconsistent herewith.

(c) The Interest Payment Dates, denominations and redemption provisions (except for mandatory redemption payments) for any Additional Bonds shall be the same as for the Series 2008A Bonds as provided herein.

SECTION 2.13. Procedure for the Issuance of Additional Bonds. At any time after the sale of any Additional Bonds in accordance with the Act, the Issuer shall execute such Additional Bonds for issuance hereunder and shall deliver them to the Trustee, and thereupon such Additional Bonds shall be authenticated and delivered by the Trustee to the purchaser thereof upon the written request of the Issuer, but only upon receipt by the Trustee of the following documents or money or securities, all of such documents dated or certified, as the case may be, as of the Date of Delivery of such Additional Bonds by the Trustee (unless the Issuer shall direct the Trustee to accept any of such documents bearing a prior date):

(a) A certified copy of the Supplemental Indenture authorizing the issuance of such Additional Bonds;

(b) A written request of the Issuer as to the delivery of such Additional Bonds;

(c) An Opinion of Bond Counsel to the effect that (1) the Issuer has the right and power under the Act to execute and deliver the Supplemental Indenture and the Supplemental Indenture has been duly and lawfully executed and delivered by the Issuer, is in full force and effect and is valid and binding upon the Issuer (except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws relating to the enforcement of creditors’ rights and by equitable principles), (2) the Supplemental Indenture creates the valid pledge of and charge and lien upon the Revenues which it purports to create as provided therein, subject to the application thereof to the purposes and on the conditions permitted hereby, (3) such Additional Bonds are valid and binding special obligations of the Issuer (except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws relating to the enforcement of creditors’ rights and by equitable principles) and entitled to the benefits of the Act and hereof, and such Additional Bonds have been duly and validly authorized, executed, issued and delivered in accordance with the Act and herewith, (4) the amendments to the Loan Agreement, required by Section 2.12(c) hereof have been duly authorized, executed and delivered, and (5) the delivery of such Additional Bonds will not have an adverse effect on the exclusion from gross income for federal income tax purposes of the interest on the Bonds;

(d) A Certificate of the Issuer containing such statements as may be reasonably necessary, as determined by Bond Counsel, to show compliance with the conditions for the issuance of such Additional Bonds contained herein;

(e) Such further documents, money or securities as are required by the provisions of the Supplemental Indenture providing for the issuance of such Additional Bonds

SECTION 2.14. Non-Liability of Issuer. The Issuer shall not be obligated to pay the principal of or interest on the Bonds, except from Revenues and other moneys and assets received by the Trustee pursuant to the Agreement. Neither the faith and credit nor the taxing power of the State or any political subdivision thereof (including the Program Participants), nor the faith and credit of the Issuer is pledged to the payment of the principal (or Redemption Price) or interest on the Bonds. Neither the Issuer nor the Program Participants shall be liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with the Agreement, the Bonds or this Indenture, except only to the extent amounts are received for the payment thereof from the Company under the Agreement.

The Trustee hereby acknowledges that the Issuer’s sole source of moneys to repay the Bonds will be provided by the payments made by the Company to the Trustee pursuant to the Agreement, together with investment income on certain funds and accounts held by the Trustee under this Indenture, and hereby agrees that if the payments to be made under the Agreement shall ever prove insufficient to pay all principal and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then the Trustee shall give notice to the Company in accordance with Section 11.2 of this Indenture to pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Company, the Issuer or any third party, subject to any right of reimbursement from the Trustee, the Issuer or any such third party, as the case may be, therefor.

SECTION 2.15. Book Entry System.

(a) DTC will act as the initial Securities Depository for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co. (DTC’s nominee). So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

(b) While DTC is the Securities Depository, the ownership interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the beneficial owners of the Bonds.

(c) With respect to Bonds registered in the name of the Securities Depository, the Issuer, the Company, the Bond Registrar, the Paying Agent, and the Trustee shall have no responsibility or obligation to any person on behalf of whom such Securities Depository holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer, the Bond Registrar, the Paying Agent, and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository with respect to any ownership interest in the Bonds, (ii) the delivery to any person, other than a Bondholder, as shown on the Bond Register, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any person, other than a Registered Owner, as shown in the Bond Register of any amount with respect to principal of, redemption premium, if any, or interest on, the Bonds.

(d) Notwithstanding any other provisions of this Indenture to the contrary, the Issuer, the Bond Registrar, the Paying Agent, and the Trustee shall be entitled to treat and consider the person in whose name each Bond is registered in the Bond Register as the absolute owner of such Bond for the purpose of payment of principal, redemption premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of, redemption premium, if any, and interest on the Bonds only to or upon the order of the respective owners, as shown in the Bond Register as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, redemption premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid.

(e) No person other than a Registered Owner, as shown in the registration books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, redemption premium, if any, and interest, pursuant to this Indenture.

(f) Any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of the Securities Depository, of the transfer of the beneficial owner’s interest in such Bond.

(g) So long as the DTC book-entry system is in effect, the Trustee, the Paying Agent and the Bond Registrar shall comply with the terms of the Letter of Representations.

(h) The Securities Depository may determine to discontinue providing its service with respect to the Bonds at any time by giving reasonable notice and all relevant information on the beneficial owners of the Bonds to the Issuer or the Trustee. If there is no successor Securities Depository appointed by the Issuer, the Trustee, upon presentation and surrender of Bonds then outstanding, shall authenticate and deliver Bonds to the beneficial owners thereof. In the event that the Company determines that the Securities Depository is incapable of discharging its responsibilities described herein or in any agreement among the Issuer, the Trustee and the Securities Depository and that it is in the best interest of the beneficial owners of the Bonds that they be able to obtain certificated Bonds, the Issuer, at the direction of the Company, shall (i) appoint a successor securities depository, qualified to act as such under Section 17(a) of the securities and Exchange Act of 1934, as amended, notify the Securities Depository of the appointment of such successor securities depository and transfer one or more separate Bonds to such successor securities depository or (ii) notify the Securities Depository and owners, identified by the Securities Depository, of the availability through the Securities Depository of Bonds and transfer one or more separate Bonds to owners, identified by the Securities Depository, having Bonds credited to their accounts. In each scenario described in this subsection (h), the Securities Depository will provide the Trustee with the name, address of record, and taxpayer identification number of each beneficial owner of a Bond. In such event, the Bonds shall no longer be restricted to being registered in the Bond Register in the name of the Securities Depository, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

Upon the written consent of 100% of the beneficial owners of the Bonds, the Trustee, in accordance with any agreement among the Issuer, the Trustee, and the Securities Depository, shall withdraw the Bonds from the Securities Depository, and authenticate and deliver Bonds fully registered to the assignees of the Securities Depository or its nominee. If the request for such withdrawal is not the result of any Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing, preparing and delivering such Bonds) of the persons requesting such withdrawal, authentication and delivery.

SECTION 2.16. Payments to Securities Depository; Payments to Beneficial Owners.

(a) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, redemption premium, if any, Purchase Price, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC’s rules and procedures, or in the case of a successor Securities Depository, pursuant to any agreement among the Issuer, the Trustee, the Bond Registrar, and the Securities Depository.

(b) With respect to Bonds registered in the name of a Securities Depository (or its nominee) neither the Trustee, the Issuer nor the Company shall have any obligation to any of its members or participants or to any person on behalf of whom an interest is held in the Bonds.

SECTION 2.17. CUSIP Numbers. The Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Bondholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers. There shall initially be separate “CUSIP” numbers for each Series of Bonds but if all Series of Bonds bear the same rate of interest, they may all carry the same “CUSIP” number following the first Interest Payment Date.

SECTION 2.18. Restrictions on Registration and Transfer of Bonds. Notwithstanding any other provision hereof, the Bonds may not be registered in the name of, or transferred to, any person except a Qualified Institutional Buyer; provided, however, pursuant to Section 2.15, Bonds registered in the name of Cede & Co. or its nominee shall be deemed to comply with this Section so long as each beneficial owner of the Bonds is a Qualified Institutional Buyer.

ARTICLE III

APPLICATION OF BOND PROCEEDS

SECTION 3.1. Application of Original Proceeds of Series 2008A Bonds. Proceeds received from the issuance and sale of the Series 2008A Bonds shall, on the Issue Date, be deposited by the Trustee as follows:

(a) The Trustee shall deposit in the Capitalized Interest Account the sum of $6,846,280.91.

(b) The Trustee shall deposit in the Construction Fund the sum of $48,084,710.13.

(c) The Trustee shall deposit in the Series 2008A Proceeds Account of the Costs of Issuance Fund the sum of $1,248,500.00.

(d) The Trustee shall deposit in the Debt Service Reserve Fund the sum of $6,242,500.00.

Proceeds received from the issuance and sale of any Additional Bonds shall be deposited by the Trustee as set forth in the Supplemental Indenture relating to such Additional Bonds.

ARTICLE IV

DEBT SERVICE RESERVE FUND

SECTION 4.1. Creation of Debt Service Reserve Fund. There is hereby created by the Issuer and ordered to be established with the Trustee a Debt Service Reserve Fund. Except as expressly provided in Article XI hereof, the Debt Service Reserve Fund shall be used, and the Trustee is hereby authorized to use the Debt Service Reserve Fund, solely for the purposes of (i)

finally retiring the last of the outstanding Bonds or (ii) paying principal of and interest on any outstanding Bonds when and to the extent the amount in the Bond Fund is insufficient for such purpose on the date such payment is due. In the event that on the Business Day prior to the due date thereof, amounts on deposit in the Bond Fund are insufficient to pay the principal and/or interest due on the Bonds, the Trustee shall draw upon the Debt Service Reserve Fund to the extent necessary to make such payments.

SECTION 4.2. Replenishment of Debt Service Reserve Fund. Out of proceeds of the Bonds, there shall be deposited to the credit of the Debt Service Reserve Fund an amount sufficient, together with other monies provided therefor, to result in there being on deposit in the Debt Service Reserve Fund money and/or investments at least equal in market value to the Debt Service Reserve Requirement. No deposits shall be made into the Debt Service Reserve Fund as long as the money and investments in the Debt Service Reserve Fund are at least equal in market value to the Debt Service Reserve Requirements; but if and whenever the market value of money and investments in the Debt Service Reserve Fund is reduced below the Debt Service Reserve Requirements for any reason, the Company shall pay, in accordance with the Agreement, to the Trustee for deposit into the Debt Service Reserve Fund amounts sufficient to replenish any such deficiency.

ARTICLE V

CONSTRUCTION FUND

SECTION 5.1. Creation of Construction Fund. There is hereby created and ordered to be established with the Trustee a Construction Fund.

SECTION 5.2. Disbursements from Construction Fund. The Trustee is not responsible for determining or monitoring the allocation of funds in the Construction Fund. Pursuant to Section 3.03(c) of the Agreement, the Company is responsible for determining the allocation of funds in the Construction Fund among portions of the Project and for monitoring expenditures based on such allocations. Subject to Section 5.5 below, moneys in the Construction Fund shall be disbursed by the Trustee to pay Project Costs or to reimburse the Company for Project Costs paid by it upon receipt of a request and certificate of the Company signed by the Authorized Company Representative delivered pursuant to Section 3.03 of the Agreement. The Trustee shall rely fully on any such request and certificate delivered pursuant to the Agreement and shall not be required to make any investigation in connection therewith. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and shall file an accounting thereof if and when requested by the Issuer or the Company. No moneys in the Construction Fund shall be used to pay Costs of Issuance.

SECTION 5.3. Balance in Construction Fund. Any amounts remaining in the Construction Fund after delivery of the Project Completion Certificate shall, upon the receipt of a written request of the Authorized Company Representative, be transferred to the Bond Fund and shall be used by the Trustee (i) to purchase for cancellation Bonds at any reasonable price as determined by the Authorized Company Representative, which price, however, shall not exceed the principal amount thereof plus accrued interest thereon or (ii) to redeem Bonds in the largest principal amount then subject to redemption at par (together with accrued interest thereon) that does not exceed the amount of such funds pursuant to Section 9.1(c)(ii).

SECTION 5.4. Abandonment of Project. Upon receipt of an Abandonment Certificate, the Trustee shall transfer all amounts remaining in the funds and accounts established hereunder, except the Rebate Fund, to the Bond Fund for redemption of the Bonds pursuant to Section 9.1(c)(ii). The Trustee shall treat any request and demand of the Majority Holders delivered pursuant to the Demand Purchase Agreement, dated as of September 3, 2008, among the Bondholders, the Trustee, the Company and Environmental Power Corporation, as an Abandonment Certificate.

SECTION 5.5. Acceleration of Bonds. In the event that the principal of the Bonds shall have become due and payable pursuant to Section 11.2 hereof, subject to Section 8.5(e) hereof, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

ARTICLE VI

PLEDGE AND ASSIGNMENT; BOND FUND

SECTION 6.1. Pledge and Assignment.

(a) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture (except the Rebate Fund) are hereby pledged to secure the full payment of the principal of, redemption premium, if any, and interest on the Bonds, pari passu, in accordance with their terms and the provisions of this Indenture. Said pledge shall constitute a lien on and security interest in such assets and shall attach, be perfected and be valid and binding from and after delivery by the Trustee of the Bonds hereunder, without any physical delivery thereof or further act.

(b) The Issuer hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds, to the extent of its interest therein, all of the Revenues and other assets pledged in subsection (a) of this Section and all of the right, title and interest of the Issuer in the Agreement (except for its Unassigned Rights). Such assignment to the Trustee is solely in its capacity as Trustee under this Indenture, subject to the protections, immunities and limitations from liability afforded the Trustee hereunder. The Trustee shall be entitled to and shall collect and receive all of the Revenues, and any Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee and shall forthwith be paid by the Issuer to the Trustee. Notwithstanding anything to the contrary in this Indenture, the Issuer shall have no obligation to and instead the Trustee may, without further direction from the Issuer, take any and all steps, actions and proceedings, to enforce any or all rights of the Issuer (other than Unassigned Rights) under this Indenture or the Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Borrower under the Agreement.

(c) Except as otherwise provided in Article VIII, all Revenues shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the “Bond Fund” which the Trustee shall establish, maintain and hold in trust, except as otherwise provided herein. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Indenture.

SECTION 6.2. Bond Fund.

(a) There is hereby created and ordered to be established with the Trustee a Bond Fund.

(b) The Trustee shall maintain the Bond Fund as follows:

(i) The Trustee shall deposit into the Bond Fund (A) all Loan Payments; (B) amounts received from the Collateral Trustee under the Collateral Trust Agreement; (C) amounts paid by the Guarantors pursuant to the Guarantee; and (D) and, when accompanied by written directions from the Person depositing such moneys that such moneys are to be paid into the Bond Fund, all other amounts received by the Trustee from the Company or for the account of the Company pursuant to the Agreement and all payments under and pursuant to the provisions of this Indenture or any of the provisions of the Agreement.

(ii) Moneys in the Bond Fund shall be applied solely to the payment when due of principal of, redemption premium, if any, and interest on the Bonds.

(iii) In the event of an annulment pursuant to Section 11.2 hereof, any amounts transferred by the Trustee from the Construction Fund to the Bond Fund pursuant to Section 5.5 hereof shall be transferred by the Trustee back to the Construction Fund.

SECTION 6.3. Capitalized Interest Account. The Trustee shall establish and maintain within the Bond Fund a separate subaccount designated the “Capitalized Interest Account.” The Trustee shall transfer from the Capitalized Interest Account and deposit in the Bond Fund the following amounts on the following dates:

Date	Amount
December 1, 2008	$ 1,373,350.00
June 1, 2009	2,809,125.00
December 1, 2009	2,809,125.00

Any Supplemental Indenture shall specify the amounts and dates of additional transfers from the Capitalized Interest Account, if any.

SECTION 6.4. Revenues to Be Held for All Bondholders; Certain Exceptions. Until applied as provided in this Indenture to the payment of Bonds or transferred to the Company pursuant to Section 6.5 or Section 17.2, Revenues shall be held by the Trustee in trust in the

Bond Fund for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price, and interest on any Bonds previously matured or called for redemption in accordance with Article IX of this Indenture, shall be held for the benefit of the owners or the former owners of such Bonds only.

SECTION 6.5. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions hereof), (ii) all Administration Expenses, and (iii) all other amounts required to be paid under the Agreement and this Indenture, shall be paid to the Company pursuant to its written instructions.

ARTICLE VII

COSTS OF ISSUANCE FUND

SECTION 7.1. Establishment and Application of Costs of Issuance Fund. The Trustee shall establish, maintain and hold in trust a separate fund designated as the “Costs of Issuance Fund” and shall establish, maintain and hold in trust separate subaccounts within the Costs of Issuance Fund for each Series of Bonds. An initial subaccount shall be designated as the “Series 2008A Proceeds Account.” Moneys held in the Series 2008A Proceeds Account shall only be used to pay Costs of Issuance relating to the Series 2008A Bonds. The moneys in each subaccount of the Costs of Issuance Fund shall be used and withdrawn by the Trustee to pay the Costs of Issuance upon receipt by the Trustee of a request and certificate of the Company signed by an Authorized Company Representative delivered pursuant to Section 3.03 of the Agreement. The Trustee shall rely fully on any such request and certificate delivered pursuant to the Agreement and shall not be required to make any investigation in connection therewith. On the one hundred eightieth (180th) day following the initial issuance of each Series of the Bonds, or upon the earlier written request of the Company, amounts, if any, remaining in any subaccount of the Costs of Issuance Fund shall be transferred to the Construction Fund.

SECTION 7.2. Application of Company Costs of Issuance Contribution. The Trustee shall establish, maintain and hold in trust a subaccount within the Costs of Issuance Fund designated as the “Company Proceeds Account.” The Company’s contribution toward Costs of Issuance shall be deposited by the Trustee in the Company Proceeds Account, and shall be disbursed in the same manner as provided in Section 7.1. The Company deposit related to the Series 2008A Bonds is $532,431; the deposit for any Additional Bonds shall be set forth in a Supplemental Indenture. The Company may at any time direct the Trustee in writing to return moneys from the Company Proceeds Account to the Company, if no further Costs of Issuance are required to be paid.

ARTICLE VIII

INVESTMENT OR DEPOSIT OF MONEYS

SECTION 8.1. Deposits.

(a) All moneys received by the Trustee under this Indenture shall be deposited with the Trustee, until or unless invested or deposited as provided in Sections 8.2 or 8.3, as applicable, or as otherwise provided herein. All deposits with the Trustee shall be secured as required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depository which is authorized to receive them and is subject to supervision by public banking authorities.

(b) Obligations purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

SECTION 8.2. Investment of Bond Fund and Debt Service Reserve Fund. So long as no Event of Default has occurred and is continuing, at the written direction of the Authorized Company Representative, the Trustee shall invest moneys held in the Bond Fund and the Debt Service Reserve Fund, in Governmental Obligations, specified by the Authorized Company Representative in such direction, maturing not later than the date or dates when the payments for which such moneys are held are to become due. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund or the Debt Service Reserve Fund, as the case may be. Upon the occurrence of, and during the continuation of, an Event of Default, the Trustee shall no longer take investment instructions from the Company, but from a representative of the Majority Holders.

The interest and income received upon such investments of the Bond Fund and any interest paid by the Trustee or any other depository and any profit or loss resulting from the sale of any investment shall be added or charged to the extent received or paid and available for payment of amounts due on the Bonds, to the payment of the next succeeding payment due on account of the Bonds and to the extent so applied, shall constitute payment in respect of the Agreement (notice of which payment shall be given by the Trustee to the Company), and any realized loss shall be made up by the Company (the direction of the Company to make investments as aforesaid to include an agreement so to do). The interest and income received upon such investments of the Debt Service Reserve Fund shall be credited to the Debt Service Reserve Fund.

SECTION 8.3. Investment of Moneys in the Construction Fund.

(a) Moneys held for the credit of the Construction Fund shall, upon written direction by the Authorized Company Representative, be invested and reinvested by the Trustee as specified by the Authorized Company Representative in any one or more of the following obligations or securities, to the extent permitted by State law, on which neither the Company nor any of its Affiliates is the obligor: (i) Governmental Obligations; (ii) debt obligations which are

(A) issued by any state or political subdivision thereof or any agency or instrumentality of such state or political subdivision, and (B) at the time of purchase, rated “AAA” by S&P and rated “Aaa” by Moody’s; (iii) any bond, debenture, note, participation certificate or other similar obligation which is either (A) issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the federal Farm Credit Bank or the Student Loan Marketing Association, or (B) backed by the full faith and credit of the United States of America; (iv) U.S. denominated deposit account, certificates of deposit and banker’s acceptances with domestic commercial banks, which have a rating on their short-term certificates of deposit on the date of purchase of “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 360 days after the date of purchase; (v) commercial paper which is rated at the time of purchase within the classification or higher, “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 270 days after the date of purchase; (vi) investment agreements with banks that at the time such agreement is executed are rated by S&P or Moody’s in one of the two highest rating categories assigned by S&P or Moody’s (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) or investment agreements with non-bank financial institutions which, (A) all of the unsecured, direct long-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s at the time such agreement is executed in one of the two highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) for obligations of that nature; or (B) if such non-bank financial institutions have no outstanding long-term debt that is rated, all of the short-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s in the highest rating category (without regard to any refinement or gradation of the rating category by numerical modifier or otherwise) assigned to short term indebtedness by S&P or Moody’s, provided that if at any time after purchase the provider of the investment agreement drops below the two highest rating categories assigned by S&P or Moody’s, the investment agreement must, within 30 days, either (1) be assigned to a provider rated in one of the two highest rating categories or (2) be secured by the provider with collateral securities the fair market value of which, in relation to the amount of the investment agreement including principal and interest, is equal to at least 102%; (vii) investment agreements with banks or non-bank financial institutions shall not be permitted if no rating is available with respect to debt of the investment agreement provider or the related guarantor of such provider; (viii) repurchase agreements with respect to and secured by Government Obligations or by obligations described in clauses (ii) and (iii) above, which agreements may be entered into with a bank (including without limitation the Trustee or any of its affiliates), a trust company, financial services firm or a broker dealer which is a member of the Securities Investors Protection Corporation, provided that (A) the Trustee or a custodial agent of the Trustee has possession of the collateral and that the collateral is free and clear of third-party claims, (B) a master repurchase agreement or specific written repurchase agreement governs the transaction, (C) the collateral securities are valued no less frequently than monthly, and (D) the fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 103%, and (E) such obligations must be held in the custody of the Trustee or the Trustee’s agent; and (ix) shares of a fixed income mutual fund, Exchange Traded Fund or other collective investment fund registered under the federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933, and whose investments consist solely of Investments described in paragraphs (i) through (viii) above, including, without limitation, one or more money market mutual fund portfolios of the Wells Fargo Advantage Funds or any other mutual fund for which the Trustee or any of its affiliates serve as an investment manager, administrator, servicing agent or custodian or subcustodian, notwithstanding that (x) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (y) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds, and (z) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates. The Company acknowledges and agrees that the mutual funds referred to in the final clause of the preceding sentence are not obligations of nor are they endorsed or guaranteed by the Trustee or any of its affiliates. Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment.

The Trustee shall be entitled to assume that any investment which at the time of purchase is a permitted investment hereunder remains a permitted investment thereafter, absent receipt of written notice or actual knowledge of information to the contrary.

(b) All interest, income, or other gain from the investment of moneys in the Construction Fund shall be retained therein and any loss resulting from the sale of any investment shall be charged to such Fund.

SECTION 8.4. No Liability for Investments.

(a) The Trustee may make any and all investments under this Article VIII through its own investment department or that of its affiliates or subsidiaries.

(b) The Trustee shall have no responsibility with respect to the compliance by the Company with respect to any covenant herein regarding investments made in accordance with this Article VIII, other than to use its best reasonable efforts to comply with instructions from the Company regarding such investments. Since the making of such investments will be subject to the Company’s direction, the Trustee specifically disclaims any obligation to the Company for any loss, fee, or other charge arising from, or tax consequences of, investments, reinvestments, and liquidation of investments pursuant to the provisions of this Section.

SECTION 8.5. Covenants Regarding Rebate.

(a) A special Rebate Fund is hereby established by the Issuer with the Trustee. The Rebate Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other person, including without limitation the Bondholders. The Rebate Fund is established for the purpose of complying with section 148 of the Code and the Treasury Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture. Notwithstanding the foregoing, the Trustee with respect to the Rebate Fund is afforded all the rights, protections and immunities otherwise accorded to it hereunder.

(b) Unless the Bonds qualify for an exception to rebate under Section 148 of the Code, within ten days after the close of each “Bond Year,” the Trustee shall receive from the Company a computation in the form of a certificate of an Authorized Company Representative of the amount of “Excess Earnings,” if any, for the period beginning on the date of delivery of the Bonds and ending at the close of such “Bond Year” and the Company shall pay to the Trustee for deposit into the Rebate Fund an amount equal to the difference, if any, between the amount then in the Rebate Fund and the Excess Earnings so computed. The term “Bond Year” means with respect to the Bonds each one year period ending on the anniversary of the date of delivery of the Bonds or such other period as may be elected by the Issuer in accordance with the Regulations and notice of which election has been given to the Trustee. If, at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States of America under paragraph (d) below if the Bonds had been paid in full, such excess may be transferred from the Rebate Fund and paid to the Company upon its written direction, and the Company shall use such excess for such purposes for which, or to be redeposited to such fund from which, such amounts were originally derived.

(c) In general, “Excess Earnings” for any period of time means the sum of

(i) the excess of —

(A) the aggregate amount earned during such period of time on all “Nonpurpose Investments” (including gains on the disposition of such obligations) in which “Gross Proceeds” of the issue are invested (other than amounts attributable to an excess described in this subparagraph (c)(i)), over

(B) the amount that would have been earned during such period of time if the “Yield” on such Nonpurpose Investments (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the yield on the issue, plus

(ii) any income during such period of time attributable to the excess described in subparagraph (c)(i) above.

The terms Nonpurpose Investments, Gross Proceeds, and Yield shall have the meanings given to such terms in section 148 of the Code and the Regulations promulgated pursuant to such section.

(d) Upon written direction from the Company, the Trustee shall pay to the United States of America at least once every five years, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, an amount that ensures that at least 90 percent of the Excess Earnings from the date of delivery of the Bonds to the close of the period for which the payment is being made will have been paid. The Trustee shall pay to the United States of America not later than 60 days after the Bonds have been paid in full, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, 100 percent of the amount then required to be paid under section 148(f) of the Code as a result of Excess Earnings, unless the Bonds qualify for the exception to rebate set forth in Section 148(f)(4)(B) of the Code or the Regulations thereunder.

(e) The amounts to be computed, paid, deposited or disbursed under this section shall be determined by the Company acting on behalf of the Issuer within ten days after (i) each Bond Year after the date of issuance of each issue or series of Bonds and (ii) the date on which the Bonds have been paid in full, unless the Trustee shall have been provided a Favorable Opinion with respect to the noncompliance with such requirements. By such date, the Company shall also notify, in writing, the Trustee and the Issuer of the determinations the Company has made and the payment to be made pursuant to the provisions of this section. All such determinations shall be conclusive and binding on the Trustee and the Issuer. Upon written request of any registered owner of Bonds, the Company shall furnish to such registered owner of Bonds a certificate (supported by reasonable documentation, which may include calculation by Bond Counsel or by some other service organization) showing compliance with this section and other applicable provisions of section 148 of the Code.

(f) The Trustee shall maintain a record of the periodic determinations by the Company of the Excess Earnings for a period beginning on the first anniversary date of the issuance of the Bonds and ending on the date of the final retirement of the Bonds. Such records shall state each such anniversary date and contain a summary prepared by the Company of the manner in which the Excess Earnings, if any, was determined. The Trustee shall provide to the Company periodic statements of transactions and investments with respect to the various funds and accounts created pursuant to this Indenture. Such statements shall be provided as part of the Ordinary Services contemplated herein. In the event that the Company requests the Trustee to provide copies of the statements to a rebate consultant or other person for the purpose of performing analysis or calculations relating to arbitrage rebate as required under this Indenture (or other financing agreement) or for any other reason, then the Trustee shall be entitled to additional compensation for its services with respect to providing such additional statements.

(g) If the Trustee shall declare the principal of the Bonds and the interest accrued thereon immediately due and payable as the result of an Event of Default specified in this Indenture, or if the Bonds are optionally or mandatorily prepaid or redeemed prior to maturity as a whole in accordance with their terms, any amount remaining in any of the funds shall be transferred to the Rebate Fund to the extent that the amount therein is less than the Excess Earnings computed by the Company as of the date of such acceleration or redemption, and the balance of such amount shall be used immediately by the Trustee for the purpose of paying principal of, redemption premium, if any, and interest on the Bonds when due. In furtherance of such intention, the Issuer hereby authorizes and directs its President to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

ARTICLE IX

REDEMPTION OF BONDS

SECTION 9.1. Bonds Subject to Redemption. Any Additional Bonds other than the Series 2008A Bonds shall be subject to redemption prior to maturity as set forth in a Supplemental Indenture. The Series 2008A Bonds shall be subject to redemption prior to maturity as set forth below:

(a) Optional Redemption. The Bonds shall be subject to redemption at the option of the Issuer, at the written direction of the Company, in whole or in part, and if in part, in Authorized Denominations from funds available for such purpose in the Bond Fund, on any date on or after December 1, 2018, at a redemption price equal to the principal amount of the Bonds to be redeemed and accrued interest, if any, to the date of redemption.

(b) Mandatory Redemption. The outstanding Series 2008A Bonds are subject to mandatory redemption and shall be redeemed by the Issuer, in part, prior to their scheduled maturity, with money from the Bond Fund, at a redemption price equal to the principal amount thereof and accrued interest, if any, to the date of redemption, on December 1 of each of the following years, in the principal amounts, respectively, as shown in the following schedule:

Redemption Year	Principal Amount
2014	$735,000
2015	805,000
2016	875,000
2017	955,000
2018	1,040,000
2019	1,135,000
2020	1,235,000
2021	1,350,000
2022	1,470,000
2023	1,600,000
2024	1,745,000
2025	1,900,000
2026	2,075,000
2027	2,260,000
2028	2,465,000
2029	2,685,000
2030	2,925,000
2031	3,190,000
2032	3,475,000
2033	3,790,000
2034	4,130,000
2035	4,500,000
2036	4,905,000
2037	5,350,000
2038*	5,830,000

*	Maturity

The principal amount of the Bonds so required to be redeemed on any such mandatory redemption date shall be reduced by the principal amount of any Bonds which, at least 45 days prior such redemption date, (1) shall have been acquired by the Trustee at the written direction of the Company, at a price not exceeding the principal amount of such Bonds plus accrued interest to the date of purchase thereof and delivered to the Trustee for cancellation, or (2) shall have been redeemed pursuant to any other redemption provision herein and not previously so credited.

If any Additional Bonds are designated as Series 2008A Bonds, the Supplemental Indenture relating to such Additional Bonds shall specify any changes to the above mandatory redemption schedule.

(c) Extraordinary Mandatory Redemption.

(i) Taxability. The Bonds shall be subject to mandatory redemption, at a redemption price equal to 106% the principal amount being redeemed plus accrued interest to the redemption date on any date on or after the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency (including the Internal Revenue Service), or receipt by the Company of an opinion of Bond Counsel obtained by the Company, to the effect the interest payable on the Bonds is or will be included in the gross income of the owners thereof for federal income tax purposes, other than any Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code. Subject to the foregoing provisions of this Section 9.1(c)(i), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be in such amount as is necessary to accomplish such result; and

(ii) Excess Proceeds. The Bonds are subject to mandatory redemption, in part, on any date, to the extent that proceeds of the Bonds in a sufficient amount to redeem Bonds are transferred to the Bond Fund pursuant to Section 5.3 or 5.4 hereof, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date.

(d) Extraordinary Optional Redemption. The Bonds shall be subject to optional redemption by the Issuer, at the written direction of the Company, in whole or in part as described in Section 9.3 hereof, on any date, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

(i) the Company shall have determined that the continued construction or operation of a Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Facility, or other liabilities or burdens with respect to such Facility or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Facility;

(ii) all or substantially all of a Facility shall have been condemned or taken by eminent domain;

(iii) the construction or operation of a Facility shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or

(iv) a Facility or portion thereof shall have been sold and the proceeds of sale shall not have been reinvested as provided in the Guarantee.

Anything in this subsection (d) to the contrary notwithstanding, if any of the events described above shall have occurred with respect to a portion, but not all, of the Project, the amounts of Bonds that may be redeemed shall not exceed an amount derived by multiplying the total principal amount of the Bonds by a fraction (a) the numerator of which is the cost of the Project or portion thereof so affected and (b) the denominator of which is the total cost of the Project.

SECTION 9.2. Company Direction of Optional Redemption. The Trustee shall call Bonds for optional redemption when and only when it shall have been notified by the Company to do so. The Company will give written notice of any optional redemption to the Trustee and the Issuer as provided in Section 9.4 of this Indenture.

SECTION 9.3. Selection of Bonds to be Called for Redemption; Partial Redemption. Except as otherwise provided herein or in the Bonds, the particular Bonds to be called for redemption shall be selected by the Trustee by lot or any other customary random method determined by the Trustee to be fair and reasonable provided that a portion of a Bond may be redeemed only in Authorized Denominations. If less than all the Bonds are to be redeemed, such redemption must be in an amount which will result in the Bonds that remain outstanding being in Authorized Denominations. The amount of any portion of Bonds redeemed shall be applied ratably to reduce the mandatory redemption schedule set forth in 9.1(b), provided that (a) the remaining mandatory redemption payments shall remain in Authorized Denominations, and (b) the weighted average maturity of the remaining Bonds will be at least as long as the weighted average maturity of the Bonds immediately prior to such partial redemption.

SECTION 9.4. Notice of Redemption.

(a) The Company shall deliver notice to the Trustee and the Issuer of its intention to prepay the principal of, redemption premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least ten (10) Business Days prior to the date the Trustee gives notice to the Registered Owners of the Bonds of the proposed redemption of the Bonds. The Trustee shall cause notice of any redemption of Bonds hereunder, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC or a Securities Depository is the Registered Owner of all of the Bonds and except for any person or entity owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so requests, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the Bond Register kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed at least 30 days prior to the redemption date for Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by paragraph (b) hereof, and (v) state that on the redemption date the Bonds called for redemption will be payable at the office of the Trustee designated in such notice, that from that date, provided funds have been deposited with the Trustee sufficient for redemption, interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that the Bonds are registered with DTC or a successor Securities Depository, redemption notices will be sent to Cede & Co. pursuant to the procedures set forth in the DTC Letter of Representations or the procedures of such successor Securities Depository. Any failure on the part of DTC or a successor Securities Depository, a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

(b) Conditional Notice. If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee on or prior to the redemption date, and such notice shall be of no effect unless such moneys are so deposited on or prior to the redemption date. If such redemption is not effectuated, the Trustee shall, at the expense of the Company, within five days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received and shall rescind the redemption.

(c) Additional Notice of Redemption. In addition to the redemption notice required above, if there is more than one Registered Owner of the Bonds, further notice (the “Additional Notice”) shall be given by the Trustee as set out below. No defect in the Additional Notice nor any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

(i) Each Additional Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (A) the date of the Bonds as originally issued; (B) the interest rate; (C) the Maturity Date; and (D) any other descriptive information needed to identify accurately the Bonds being redeemed.

(ii) Each Additional Notice shall be published one time in a financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds, such publication to be made at least 30 days prior to the date fixed for redemption.

(iii) Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer, provided that neither the Issuer, the Company, nor the Trustee shall be deemed to have made any representation as to the correctness of such CUSIP number.

(iv) Each Additional Notice shall be sent at least 30 days before the redemption date by registered or certified mail, facsimile, or overnight delivery service to the following registered securities depositories: The Depository Trust Company of New York, New York and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania and to such other registered securities depositories as may be specified by the Company to the Trustee in writing and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds as shall be specified by the Company to the Trustee in writing.

(v) The Trustee’s agreement to give the additional notices specified in this subsection (c) is made as a matter of courtesy and accommodation only and the Trustee shall incur no liability to any person for its failure to give such additional notices.

ARTICLE X

CERTAIN COVENANTS

SECTION 10.1. Punctual Payment. The Issuer shall punctually cause to be paid all amounts to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of the Revenues (to the extent received) and other assets pledged for such payment as provided in this Indenture.

SECTION 10.2. Extension of Payment of Bonds. The Issuer shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for payment by any arrangement and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for payment shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the amounts due on all of the Bonds then Outstanding which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Issuer to issue obligations for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds.

SECTION 10.3. Against Encumbrances. The Issuer shall not create or permit the creation of any pledge, lien, charge or other encumbrance upon the Revenues, the Trust Estate and other assets pledged or assigned under this Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture, and will assist the Trustee in contesting any such pledge, lien, charge or other encumbrance. Subject to this limitation, the Issuer expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, including other programs under the Act, and reserves the right to issue other obligations for such purposes.

SECTION 10.4. Power to Issue Bonds and Make Pledge and Assignment. The Issuer is duly authorized pursuant to law to issue the Bonds and to enter into this Indenture and the

Agreement and to pledge and assign the Revenues and other assets purported to be pledged and assigned, respectively, under this Indenture in the manner and to the extent provided in this Indenture. The Bonds and the provisions of this Indenture are and will be the legal, valid and binding limited obligations of the Issuer in accordance with their terms, and the issuer and Trustee shall at all times, to the extent permitted by law, defend, preserve and protect said pledge and assignment of Revenues and other assets and all the rights of the Bondholders under this Indenture against all claims and demands of all Persons whomsoever.

SECTION 10.5. Appointment of Paying Agent. The Issuer shall, with the approval of the Company, appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee as Paying Agent, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a person which meets the requirements for qualifications of a paying agent imposed by Section 13.2 hereof.

SECTION 10.6. Compliance with Laws. The Issuer shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of, any stay or extension of law now or at any time hereafter in force that may affect the covenants and agreements contained in this Indenture, the Agreement or in the Bonds, and all benefit or advantage of any such law or laws is hereby expressly waived by the Issuer to the extent permitted by law.

SECTION 10.7. Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts under the Agreement and shall require the Company to perform its obligations under the Agreement. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, including the right to amend the Agreement; provided that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 15.3. The Issuer shall give prompt written notice to the Trustee of any default known to the Issuer under the Agreement.

SECTION 10.8. Further Assurances. The Issuer will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture, the Agreement and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture.

SECTION 10.9. Additional Payments. The Trustee shall transfer the Additional Payments constituting the Issuer’s annual fee, promptly upon receipt thereof from the Company, to the Issuer at the Remittance Address.

SECTION 10.10. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee or any Paying Agent for deposit into the Bond Fund, the Construction

Fund, or the Debt Service Reserve Fund under any provision of this Indenture and all moneys withdrawn from the Bond Fund, the Construction Fund, or the Debt Service Reserve Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, or deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article XVI hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Agreement shall be held, administered and disbursed pursuant to such provisions. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Project other than for payment of the Issuer’s annual fee, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Agreement that would be applicable if the Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer’s obligations under this Indenture.

SECTION 10.11. Rights of Company Under Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Agreement. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company’s rights provided for in this Indenture.

SECTION 10.12. Tax Covenants. The Issuer shall at all times do and perform all acts and things permitted by law and this Indenture which are necessary or desirable in order to assure that interest paid on the Bonds (or any of them) will be excluded from gross income for federal income tax purposes and shall take no action that would result in such interest not being so excluded. Without limiting the generality of the foregoing, the Issuer agrees to comply with the provisions of the Tax Agreement. This covenant shall survive payment in full or defeasance of the Bonds.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1. Events of Default Defined. Each of the following shall be an “Event of Default” hereunder:

(a) Payment of the principal or redemption price of any Bond is not made when it becomes due and payable at maturity or upon call for redemption; or

(b) Payment of any interest on any Bond is not made when it becomes due and payable; or

(c) The occurrence and continuance of any “Event of Default” under the Agreement; or

(d) Default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of 90 days after written notice specifying such failure and requesting that it be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than 25% in principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of a principal amount of Bonds not less than the principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued; or

(e) The occurrence and continuance of any “Event of Default” under, and as defined in, the Guarantee.

SECTION 11.2. Acceleration and Annulment Thereof. If any Event of Default occurs and is continuing, the Trustee may, and upon written request of the owners of at least 25% in principal amount of all Bonds then Outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of and accrued interest on all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in this Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to Section 5.03 thereof to be due and payable immediately.

Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, and the Paying Agent of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys’ fees and expenses, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by written notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Collateral Trustee, the Paying Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

SECTION 11.3. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 12.6, would best serve the interests of the Bondholders.

SECTION 11.4. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the owners of a majority in principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, subject to the provisions of Article XII hereof, in its own name:

(i) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

(ii) Bring suit to enforce the Bonds;

(iii) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

(iv) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

Notwithstanding anything to the contrary in this Indenture, the Issuer shall have no obligation to and instead the Trustee may, without further direction from the Issuer, take any and all steps, actions and proceedings, to enforce any or all rights of the Issuer (other the Unassigned Rights of the Issuer) under this Indenture or the Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Company under the Agreement.

SECTION 11.5. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Company, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no such proceedings had been commenced.

SECTION 11.6. Majority Holders May Direct Proceedings. The owners of a majority in principal amount of the Bonds then Outstanding shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that (i) such directions shall not be otherwise than in accordance with law or the provisions of this Indenture and (ii) the Trustee shall have the right to decline to follow any such direction which in the reasonable opinion of the Trustee conflicts with law or with this Indenture or would be unjustly prejudicial to Bondholders not parties to such direction.

SECTION 11.7. Limitations on Actions by Bondholders. No Bondholder shall have any right to pursue any remedy hereunder unless:

(i) the Trustee shall have been given written notice of an Event of Default,

(ii) the owners of at least a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

(iii) the Trustee shall have been offered indemnity satisfactory to it against reasonable costs, expenses and liabilities, including, without limitation, reasonable costs and expenses of its counsel, except that no offer of indemnification shall be required solely for a declaration of acceleration under Section 11.2, and

(iv) the Trustee shall have failed to comply with such request within a reasonable time.

Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

SECTION 11.8. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

SECTION 11.9. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

SECTION 11.10. Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

SECTION 11.11. Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article shall be applied in the following order:

(i) To the payment of the reasonable costs and expenses of the Trustee, including reasonable counsel fees and expenses, any disbursements of the Trustee with interest thereon at the prime rate of the Trustee and its reasonable compensation; and

(ii) To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

(iii) To the payment of reasonable costs and expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

The surplus, if any, shall be paid to the Company.

ARTICLE XII

THE TRUSTEE

SECTION 12.1. Acceptance of Trust. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article XII, to all of which the Issuer, the Trustee (as Trustee, Paying Agent, and Bond Registrar), the Company and the Bondholders agree.

SECTION 12.2. No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee’s Certificate of Authentication upon the Bonds, have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof, or for the validity, priority, recording or re recording, filing or re-filing of this Indenture or the Agreement or any financing statements or amendments thereto, other than continuation statements, or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the validity or sufficiency of the security afforded by this Indenture or the Bonds issued hereunder or intended to be secured hereby, or as to the maintenance of the security hereof. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company hereunder or under the Agreement, except as expressly provided herein or in the Agreement.

The Trustee shall not be accountable for the application of the proceeds of any Bonds authenticated or delivered hereunder which has been made by or on behalf of the Company or the Issuer.

SECTION 12.3. Trustee May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to rely on the advice of Counsel concerning all questions hereunder or under the Agreement. The Trustee shall not be answerable for the default, negligence or misconduct of any attorney or agent selected by it with reasonable care. Except as otherwise provided herein, the Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatsoever in connection with the trust hereunder, except only its own willful misconduct or negligence.

SECTION 12.4. Compensation. The Company shall pay to the Trustee such compensation for its services hereunder as is specified in the Agreement or such other written agreement between the Company and the Trustee, and also all its reasonable Ordinary Expenses and Extraordinary Expenses and disbursements, including the reasonable fees, costs and expenses of its counsel (including in-house counsel and legal staff). If the Company shall have failed to make any such payment within a reasonable time, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the Bondholders, for the payment of its compensation and the reimbursement of its expenses (both ordinary and extraordinary) and any advances made by it upon the moneys and obligations in the Bond Fund, except for moneys or obligations held by the Trustee for the payment of particular Bonds. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(c) of the Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 12.5. Notice of Default; Right to Investigate. The Trustee shall, within the later of (i) 30 days after the occurrence thereof, or (ii) 15 days after it obtains actual knowledge thereof, give written notice by first class mail to registered owners of Bonds of all Events of Default known to the Trustee, unless such Events of Default have been remedied. The Trustee shall not be deemed to have notice of any Event of Default under Section 11.1(c), (d),or (e) (other than payment defaults under Sections 6.01(a) of the Agreement) unless notified in writing of such default by the owners of at least 25% in principal amount of all Bonds then Outstanding or if it has actual notice thereof. The Trustee may, however, at any time require of the Issuer full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Issuer related to this Indenture. Copies of any notice required by this Section 12.5 shall also be sent to each Paying Agent.

SECTION 12.6. Obligation to Act. Except during the continuance of an Event of Default, the Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If any Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of his own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction. Wherever, in this Indenture provision is made for indemnity by the owners of the Bonds, if the owner providing such indemnity has an aggregate net worth or net asset value of at least $50,000,000, as set forth in its most recent audited financial statements or as otherwise satisfactorily demonstrated to the Trustee, the Trustee may not require any indemnity bond or other security for such indemnity. In any case where more than one owner is providing indemnity, such indemnity shall be several and not joint and, as to each owner, such indemnity obligations shall not exceed its percentage interest of outstanding Bonds.

SECTION 12.7. Reliance. The Trustee may act on any requisition, resolution, notice, telegram, request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture, and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

SECTION 12.8. Trustee May Deal in Bonds. The Trustee may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer or the Company.

SECTION 12.9. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by written resignation filed with the Issuer and the Company not fewer than 60 days before the date when it is to take effect. Such resignation shall take effect only upon the appointment and acceptance of a successor trustee.

SECTION 12.10. Removal of Trustee. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by the Majority Holders and filed with the Trustee and the Issuer. A successor Trustee may be appointed by the Majority Holders in the same instrument. Subject to Section 12.11 hereof, if a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Issuer, or the holders of at least 25% in principal amount of the outstanding Bonds may petition, at the expense of the Company, a court of competent jurisdiction for the appointment of a successor Trustee. Such removal shall take effect only upon the appointment and acceptance of a successor Trustee.

SECTION 12.11. Appointment of Successor Trustee. If the Trustee or any successor trustee resigns or is removed or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer, at the direction of the Company, shall appoint a successor and shall mail notice of such appointment to registered owners of the Bonds. If the Issuer fails to make such appointment promptly, the owners of a majority in principal amount of the Bonds then Outstanding may do so.

SECTION 12.12. Qualification of Successor. A successor trustee shall be a national banking association with trust powers or a bank and trust company or a trust company having capital and surplus of at least $50,000,000 and rated Baa3/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s or BBB- or better by S&P or be otherwise acceptable by S&P if the Bonds are then rated by S&P, if there be one able and willing to accept the trust on reasonable and customary terms.

SECTION 12.13. Instruments of Succession. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act.

SECTION 12.14. Merger of Trustee. Any corporation or association into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 12.15. Trustee Not Required to Expend or Risk Own Funds. No provision of this Indenture, the Agreement, the Guarantee, or any other financing document pertaining to the Bonds shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee shall not be required to give bond or surety to act under this Indenture.

SECTION 12.16. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the trust estate is not paid as required herein, the Trustee may, but shall not be required to, pay such tax, assessment or governmental or other charge, without prejudice, however, to any rights of the Trustee or the Bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section 12.16, with interest thereon from the date of payment at the prime rate of the Trustee, shall become so much additional indebtedness secured by this Indenture, and the same shall be paid out of the proceeds of Revenues collected from the property herein conveyed, if not otherwise caused to be paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the owners of at least 25% in aggregate principal amount of all Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.

SECTION 12.17. Trust Estate may be Vested in Separate or Co Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust estate, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co trustee. The expense of any separate or co-trustee shall be borne by the Company. The following provisions of this Section 12.17 are adapted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co trustee but only to the extent necessary to enable such separate or co trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co trustee shall run to and be enforceable by either of them.

Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estate properties, rights, powers, trusts, duties and obligations of such separate trustee or co trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co trustee.

No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

SECTION 12.18. Reliance Upon Counsel. The Trustee may consult with Counsel satisfactory to it, and the opinion of such Counsel selected by the Trustee shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by such Trustee under this Indenture, the Agreement or the Guarantee in good faith and in reliance thereon.

SECTION 12.19. No Implied Duties. The Trustee shall be obligated to perform such duties and only such duties as are herein and in the Bonds specifically set forth and as are required by applicable law and no implied duties or obligations of the Trustee shall be read into this Indenture or the Bonds. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 12.20. No Responsibility for Securities Laws. The Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Bonds or for compliance with securities laws in connection with the issuance and sale of the Bonds.

SECTION 12.21. No Responsibility for Yield Covenants. Except as specified in Section 8.5 hereof, the Trustee shall have no responsibility with respect to compliance by the Issuer or the Company with Section 148 of the Code or any covenant in this Indenture or in the Agreement regarding yields on investments.

SECTION 12.22. No Responsibility for Filings. The Trustee shall not be responsible for (i) the validity, priority, recording, rerecording, filing, or refiling of this Indenture or any supplemental indenture; (ii) any instrument or document of further assurance or collateral assignment; (iii) any financing statements or amendments or modifications thereto other than continuation statements; (iv) the validity of the execution of the Issuer of this Indenture or any supplemental indenture or documents of further assurance; (v) the sufficiency of the security of the Bonds issued hereunder; and (vi) the value of or title to the Project.

SECTION 12.23. Trustee Notices. Except as otherwise expressly provided hereunder, the Trustee shall not be required to give or furnish any notice, demand, report, reply, statement, advice or opinion to the Company or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish the same unless obligated or required to do so by express provisions hereof.

ARTICLE XIII

THE PAYING AGENT

SECTION 13.1. The Paying Agent.

(a) The Paying Agent shall agree to

(i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided;

(ii) at any time during the continuance of any default in the payment of principal or redemption price of or interest on the Bonds, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(iii) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, and the Company at all reasonable times.

(b) The Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, or a bank with trust powers or a trust company having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee, and the Company. In the event that the Issuer, at the request of the Company, shall fail to appoint a successor Paying Agent, upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a Paying Agent or itself act as Paying Agent until the appointment of a successor Paying Agent. Any successor Paying Agent shall either be rated Baa/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s. The Paying Agent may be removed at any time by an instrument signed by the Company, filed with the Issuer and the Trustee.

In the event of the resignation or removal of the Paying Agent, the Paying Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

(c) The Paying Agent in performing its duties hereunder shall be entitled to the same protective provisions in the performance of its duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

SECTION 13.2. Notices. The Trustee shall, within 30 days of the resignation or removal of the Paying Agent or the appointment of a successor Paying Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

ARTICLE XIV

ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP

SECTION 14.1. Acts of Bondholders; Evidence of Ownership. Except as otherwise stated herein, any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders (or their beneficial owners) in person or by an agent appointed in writing. The initial purchasers of the Bonds from the Underwriter are hereby acknowledged by the Trustee as the beneficial owners thereof. The fact and date of the execution by any person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of the Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

ARTICLE XV

AMENDMENTS AND SUPPLEMENTS

SECTION 15.1. Amendments and Supplements Without Bondholders’ Consent. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Paying Agent if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Paying Agent under this Indenture, by a supplemental indenture authorized by a resolution of the Issuer and filed with the Trustee, for one or more of the following purposes:

(i) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

(ii) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the owners of the Bonds;

(iii) to permit the Bonds to be converted to certificateless securities or vice versa or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time, or to conform to the procedures of the Securities Depository to effect the book-entry system set forth in Section 2.15 hereof;

(iv) to permit the appointment of a co trustee under this Indenture;

(v) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

(vi) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

(vii) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders;

(viii) to conform to the requirements of any Rating Service; and

(ix) to provide for the issuance of Additional Bonds as provided in Sections 2.12 and 2.13.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

SECTION 15.2. Amendments With Bondholders’ Consent. This Indenture may be amended or supplemented at any time or from time to time, except with respect to (i) the principal, redemption price, and interest payable upon any Bonds, (ii) the Interest Payment Dates, the dates of maturity or the redemption provisions of any Bonds, and (iii) this Article, by a supplemental indenture consented to by the Company, and if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Paying Agent under this Indenture, with the consent of the Paying Agent, and approved by the Majority Holders which would be affected by the action proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (i) through (iii) of the preceding sentence with the unanimous consent of all Bondholders, the Company and the Paying Agent and the Trustee, if required by the preceding sentence of this Section.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

SECTION 15.3. Amendment of Agreement. The Issuer and the Company may enter into, with the consent of the Trustee but without the consent of the holders of the Bonds, any amendment, change, addition to, consent, waiver, or modification of the Agreement (i) to cure any ambiguity, formal defect, omission or inconsistent provisions, (ii) to conform to the requirements of this Indenture or the Rating Service, (iii) to make such changes as are necessary in connection with the issuance of Additional Bonds pursuant to Sections 2.12 and 2.13 hereof, and (iv) to make any other change that does not adversely affect the interest of the Bondholders. If the Issuer and the Company propose to amend the Agreement in such a manner as would adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may consent thereto with the consent of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the payments payable, or change the date payments are so payable, under Section 5.03 of the Agreement, (ii) reduce the stated term of the Agreement, (iii) reduce the Company’s obligations under Section 5.03 of the Agreement, or (iv) reduce the aforesaid aggregate principal amount of the Bonds, the owners of which are required to consent to such an amendment.

SECTION 15.4. Amendment of Guarantee. The Guarantee may be amended only in accordance with the provisions thereof.

SECTION 15.5. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article and in so doing shall be fully protected by a Favorable Opinion that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

SECTION 15.6. Consent of Company. Anything herein to the contrary notwithstanding, so long as the Company is not in default under the Agreement, a supplemental indenture under this Article which affects any right of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture.

ARTICLE XVI

DEFEASANCE

SECTION 16.1. Defeasance.

(a) If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Governmental Obligations held by it for the payment of the principal of and interest on the Bonds.

(b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment of principal, redemption premium, if any, and interest on the Bonds; and/or (ii) noncallable, nonprepayable Governmental Obligations (provided that in either case the Trustee shall have received a Favorable Opinion) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvestment thereof) to make such payment of principal, redemption premium, if any, and interest on the Bonds.

No Bonds in respect of which a deposit under clause (i) or (ii) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, with respect to which the Trustee may rely on a verification certificate or report of independent certified public accountants, a copy of which certificate or report shall also be furnished to each Rating Agency then rating the Bonds at the request of the Company. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, redemption price and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice to the owners of the Bonds to be redeemed or deemed paid or redeemed, stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses and to each Rating Agency then rating the Bonds at the request of the Company.

(c) Anything in Article XVI to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal, or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

ARTICLE XVII

MISCELLANEOUS

SECTION 17.1. No Personal Recourse. No recourse shall be had for any claim based on the Agreement, this Indenture or the Bonds against any member, officer, agent or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

SECTION 17.2. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 16.1, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

Moneys which remain unclaimed two years after the due date shall, at the written request of the Company, and if the Company is not, at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Agreement or the Bonds, be paid to the Company pursuant to its payment instructions, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company. Such moneys shall be held in trust uninvested without any obligation for the payment of interest thereon; provided, however, that before the repayment of such moneys to the Company as aforesaid, (i) the Trustee shall (at the cost of the Company) first mail to the Holders of any Bonds remaining unpaid, at the addresses shown on the registration books maintained by the Trustee, a notice, in such form as may be deemed appropriate by the Trustee with respect to the Bonds so payable and not presented and with respect to the provisions relating to the repayment to the Company of the moneys held for the payment thereof, and (ii) the Company shall expressly agree to indemnify the Issuer and the Trustee with respect to the payment of any Bonds so payable and not presented for payment as of the date of such repayment to the Company.

SECTION 17.3. No Rights Conferred on Others. Nothing herein contained shall confer any right upon any person other than the parties hereto, the Company and the owners of the Bonds.

SECTION 17.4. Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

SECTION 17.5. Notices. Unless otherwise provided hereunder or in the Agreement, all notices, certificates or other communications hereunder to be given by any of the following parties to any of the other following parties shall be deemed to have been sufficiently given and received by such parties only upon actual receipt and delivery thereof by mail, overnight delivery, by Electronic Notice, or by telephone, confirmed in writing, to the relevant party as follows:

Company:	Microgy Holdings, LLC 120 White Plains Road, 6th Floor Tarrytown, New York 10591 Attention: Richard E. Kessel Fax #: (914)631-1436

With a copy to:

General Counsel Fax #: (914)631-1436

Issuer:	California Statewide Communities Development Authority 1100 K Street, Suite 101 Sacramento, California 95814 Attention: Chair

Trustee; Paying Agent; Bond Registrar:	Wells Fargo Bank, National Association 4 Penn Center, Suite 810 1600 JFK Boulevard Philadelphia, Pennsylvania 19103 Fax#: (215)861-9440 Attention: Corporate Trust Services Group

Any Paying Agent other than the Trustee:	At the address designated to the Issuer and the Trustee

All notices or other communications by the Trustee to any Bondholder hereunder shall be deemed to have been sufficiently given and received by such Bondholder upon the mailing thereof by first class mail.

The Issuer, the Company, the Trustee, the Paying Agent, and the Bond Registrar may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

SECTION 17.6. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 17.7. Headings for Convenience Only. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 17.8. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 17.9. Applicable Law. This Indenture shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and performed in the State of California. This Indenture shall be enforceable in the State of California, and any action arising hereunder shall (unless waived by the Issuer in writing) be filed and maintained in Sacramento County, Sacramento, California.

SECTION 17.10. Notice of Change. The Trustee shall give notice to Moody’s (if the Bonds are then rated by Moody’s at the request of the Company) at 99 Church Street, New York, NY 10007, Attention: Structured Transactions Group, Corporate Department, Fitch (if the Bonds are then rated by Fitch at the request of the Company) at One State Street Plaza, New York, New York 10004, and S&P (if the Bonds are then rated by S&P at the request of the Company) at 55 Water Street, New York, New York 10041, of any of the following events:

(i) a change in the Trustee or Paying Agent;

(ii) an amendment to this Indenture or the Agreement; or

(iii) payment or provision therefor of all the Bonds.

The Trustee makes this covenant as a matter of courtesy and accommodation only and shall not be liable to any Person for any failure to comply therewith.

SECTION 17.11. Payments Due on non-Business Days. In any case where the date of payment of interest on or principal of any Bonds or the date fixed for redemption of any Bonds or any Purchase Date shall not be a Business Day, then payment of such interest or principal and any redemption premium or Purchase Price need not be made by such Paying Agent on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Purchase Date, and no interest shall accrue for the period after such date.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by a Member of the Commission and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by its duly authorized officer.

CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY

By:	/s/ Steve O’Brien
Member of the Commission

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Marvin Kierstead
Authorized Representative

EXHIBIT A

FORM OF BOND

No. R-	$

THE FOLLOWING TWO BRACKETED PARAGRAPHS ARE TO BE DELETED IF BOND IS NOT BOOK ENTRY ONLY:

[Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

As provided in the Indenture referred to herein, until the termination of the system of book entry only transfers through DTC, and notwithstanding any other provision of the Indenture to the contrary, this Bond may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC or a nominee of DTC, or by DTC or a nominee of DTC to any successor securities depository or any nominee thereof.]*

BY POSSESSION OF THIS BOND, THE BENEFICIAL HOLDER CERTIFIES THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN THE INDENTURE. THE BENEFICIAL HOLDER HEREOF, BY THE ACCEPTANCE OF THIS BOND, ACKNOWLEDGES THAT THIS BOND MAY ONLY BE TRANSFERRED TO A BENEFICIAL HOLDER THAT IS A QUALIFIED INSTITUTIONAL BUYER

CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY

ENVIRONMENTAL FACILITIES REVENUE BONDS

(MICROGY HOLDINGS PROJECT) SERIES 2008

Maturity Date:	CUSIP

Dated Date:              1, 2008

Issue Date:             , 2008

Registered Owner:

Principal Amount: $

Interest Rate:             %

*	To be printed only on definitive Bonds

The CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY, a public entity of the State of California (the “Issuer”), for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, on the Maturity Date, unless this Bond shall have been called for redemption in whole or in part, upon surrender hereof, the Principal Amount set forth above and to pay (but only out of the sources hereinafter mentioned) to the Registered Owner, or registered assigns, interest thereon at the rate set forth above calculated on the basis of a 360-day year of twelve 30-day months from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, or from the date of authentication hereof if such date is on an Interest Payment Date to which interest has been paid or duly provided for, or from the Issue Date specified above if no interest has been paid or duly provided for, such payments of interest to be made on each Interest Payment Date until the principal or redemption price hereof has been paid or duly provided for as aforesaid. The principal or redemption price of this Bond (or of a portion of this Bond, in the case of a partial redemption) is payable to the Registered Owner hereof in immediately available funds upon presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter defined) or its successor, as paying agent (the “Paying Agent”), under the Trust Indenture dated as of August 1, 2008 (the “Indenture”) by and between the Issuer and Wells Fargo Bank, National Association, or its successor, as trustee (the “Trustee”) securing the series of Bonds of which this Bond is one. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SPECIFIED THEREFOR IN THE INDENTURE. All payments of interest on Bonds shall be paid to the Registered Owner hereof whose name appears in the Bond Register kept by the Bond Registrar as of the close of business on the applicable Regular or Special Record Dates in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner at least five Business Days prior to each Interest Payment Date. The Regular Record Date for any Interest Payment Date shall be the close of business on the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date and within any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Registered Owner hereof on the relevant Regular Record Date by virtue of having been such Registered Owner, and such Defaulted Interest shall be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment. This Bond is registered as to both principal and interest in the Bond Register kept by the Bond Registrar and may be transferred or exchanged, subject to the further conditions specified in the Indenture, only upon surrender hereof at the office of the Bond Registrar. This Bond is payable solely from the sources hereinafter mentioned.

THE BONDS DO NOT CONSTITUTE A DEBT OR LIABILITY OF THE STATE OF CALIFORNIA OR OF ANY POLITICAL SUBDIVISION THEREOF, OTHER THAN THE AUTHORITY, BUT SHALL BE PAYABLE SOLELY FROM THE FUNDS PROVIDED THEREFOR. THE AUTHORITY SHALL NOT BE OBLIGATED TO PAY THE PRINCIPAL OF THE BONDS, OR THE REDEMPTION PREMIUM OR INTEREST THEREON, EXCEPT FROM THE FUNDS PROVIDED UNDER THE INDENTURE AND THE AGREEMENT

AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR OF ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE REDEMPTION PREMIUM OR INTEREST ON THE BONDS. THE ISSUANCE OF THE BONDS SHALL NOT DIRECTLY OR INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION THEREOF TO LEVY OR TO PLEDGE ANY FORM OF TAXATION OR TO MAKE ANY APPROPRIATION FOR THEIR PAYMENT. THE AUTHORITY HAS NO TAXING POWER.

This Bond is one of a duly authorized issue of revenue bonds of the Issuer issued in the aggregate principal amount of $                     designated “California Statewide Communities Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2008_” (the “Bonds”) issued under the Indenture. The Bonds are being issued by the Issuer for the purpose of financing a portion of the costs of acquiring, constructing and improving certain solid waste disposal facilities (each a “Facility,” and, collectively, the “Project”). The Issuer will loan the proceeds of the Bonds to Microgy Holdings, LLC (the “Company”) pursuant to the provisions of a Loan Agreement, dated as of August 1, 2008 (the “Agreement”), between the Issuer and the Company.

The Bonds are payable solely from and secured by a pledge of the Trust Estate, which includes, among other things, (i) all of the right, title and interest of the Issuer in and to the Revenues, including, without limitation, “Loan Payments” made by the Company pursuant to the Agreement, payments received by the Trustee pursuant to a Guarantee Agreement, dated as of October 1, 2006, as supplemented and amended by a Supplemental Guarantee Agreement, dated as of August 1, 2008 (as so supplemented and amended, the “Guarantee”), from the Company and Microgy Hanford LLC, Microgy Riverdale LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C. (the “Subsidiary Guarantors”) to the Trustee, and from payments received by the Trustee pursuant to a Collateral Trust Agreement, dated as of October 1, 2006, as previously supplemented and amended, among Wells Fargo Bank, National Association, as collateral trustee, the Company, and the Subsidiary Guarantors, (ii) the Agreement and all right, title and interest of the Issuer under and pursuant to the Agreement, insofar as they relate to all the Bonds issued and outstanding under the Indenture (except for the indemnification and expense reimbursement rights and other rights contained in the Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Agreement), including, without limitation, all payments to be received under and pursuant to and subject to the provisions of the Agreement, and (iii) all amounts on deposit in the Bond Fund, the Construction Fund, the Debt Service Reserve Fund, or other funds created under the Indenture (other than the Rebate Fund). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (redemption price, including redemption premium) and interest with all other Bonds issued under the Indenture, to which reference is made for a description of the rights of the owners of the Bonds; the rights and obligations of the Issuer; the rights, duties and obligations of the Trustee; and the provisions relating to amendments to and modifications of the Indenture, to all of which the Registered Owner of this Bond assents by acceptance of this Bond. Reference is also hereby made to the Agreement for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations thereunder of the Issuer, the Trustee and the Company and the modification or amendment of the Agreement.

FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.

If an Event of Default occurs, the principal of all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Authorized Denominations

Bonds will be issued in the denominations of $100,000 and integral multiples of $5,000 in excess thereof.

Interest Payment Dates

Interest is payable semiannually on each June 1 and December 1, commencing December 1, 2008, until maturity or prior redemption.

Optional Redemption

The Bonds shall be subject to redemption at the option of the Issuer, at the written direction of the Company, in whole or in part, and if in part, in Authorized Denominations, from funds available for such purpose in the Bond Fund, on any date on or after December 1, 2018, at a redemption price equal to the principal amount of the Bonds to be redeemed and accrued interest, if any, to the date of redemption.

Mandatory Redemption

The outstanding Bonds are subject to mandatory redemption and shall be redeemed by the Issuer, in part, prior to their scheduled maturity, with money from the Bond Fund, at a redemption price equal to the principal amount thereof and accrued interest, if any, to the date of redemption, on December 1 of each of the following years, in the principal amounts, respectively, as shown in the following schedule:

Redemption Year	Principal Amount
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038*

*	Maturity

The principal amount of the Bonds so required to be redeemed on any such mandatory redemption date shall be reduced by the principal amount of any Bonds which, at least 45 days prior such redemption date, (1) shall have been acquired by the Trustee at the written direction of the Company, at a price not exceeding the principal amount of such Bonds plus accrued interest to the date of purchase thereof and delivered to the Trustee for cancellation, or (2) shall have been redeemed pursuant to any other redemption provision herein and not previously so credited.

Extraordinary Mandatory Redemption

(i) Taxability. The Bonds shall be subject to mandatory redemption, at a redemption price equal to 106% of the principal amount being redeemed plus accrued interest to the redemption date on any date on or after the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency (including the Internal Revenue Service), or receipt by the Company of an opinion of Bond Counsel obtained by the Company, to the effect that the interest payable on the Bonds is or will be included in the gross income of the owners thereof for federal income tax purposes, other than any Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code. Subject to the foregoing provisions, the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be in such amount as is necessary to accomplish such result; and

(ii) Excess Proceeds. The Bonds shall be subject to mandatory redemption, in part, on any date, to the extent that proceeds of the Bonds are transferred to the Bond Fund pursuant to Section 5.3 or 5.4 of the Indenture, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date.

Extraordinary Optional Redemption

The Bonds shall be subject to optional redemption by the Issuer, at the written direction of the Company, in whole or in part as described below, on any date, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

(i) the Company shall have determined that the continued construction or operation of a Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Facility, or other liabilities or burdens with respect to such Facility or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Facility;

(ii) all or substantially all of a Facility shall have been condemned or taken by eminent domain;

(iii) the construction or operation of a Facility shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or

(iv) a Facility or portion thereof shall have been sold and the proceeds of sale shall not have been reinvested as provided in the Guarantee.

Anything above to the contrary notwithstanding, if any of the events described above shall have occurred with respect to a portion, but not all, of the Project, the amounts of Bonds that may be redeemed shall not exceed an amount derived by multiplying the total principal amount of the Bonds by a fraction (a) the numerator of which is the cost of the Project or portion thereof so affected and (b) the denominator of which is the total cost of the Project.

The Company shall deliver notice to the Trustee of its intention to prepay the principal of, redemption premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least ten (10) Business Days prior to the date the Trustee gives notice to the Registered Owners of the Bonds of the proposed redemption of the Bonds. The Trustee shall cause notice of any redemption of Bonds under the Indenture, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for any person or entity owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so requests, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the Bond Register kept for such purpose pursuant to Article II of the Indenture. Each such notice shall (i) be mailed at least 30 days prior to the redemption date for the Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by the Indenture, and (v) state that on the redemption date the Bonds called for redemption will be payable at the office of the Trustee designated in such notice, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the Book-Entry Only System, redemption notices will be sent to Cede & Co. Any failure on the part of DTC, a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

Selection of Bonds for Redemption

Except as otherwise provided in the Indenture, the particular Bonds to be called for redemption shall be selected by the Trustee by lot or any other customary random method determined by the Trustee to be fair and reasonable provided that a portion of a Bond may be redeemed only in Authorized Denominations.

Transfer of Bonds

This Bond is transferable by the Registered Owner hereof at the designated office of the Bond Registrar, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer or the Bond Registrar may prescribe, and upon payment of any tax or other governmental charge incident to such transfer. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer, any Paying Agent, the Bond Registrar, the Authenticating Agent and the Trustee shall not be affected by any notice to the contrary.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until either (i) the Certificate of Authentication hereon shall have been signed by the Trustee as Bond Registrar, or any successor, or (ii) a manually signed Comptroller’s Registration Certificate has been attached hereto or endorsed hereon.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its President and attested by the manual or facsimile signature of the Secretary, all as of the date first above written.

CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY

By:
Chair

ATTEST:

By:
Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds referred to in the within mentioned Indenture.

as Trustee

By:
Authorized Signatory

Date of Authentication:

(FORM OF ASSIGNMENT)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please Insert Social Security or other Identifying Number of Assignee the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints attorney or agent to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

By:

Dated:	Signature Guaranteed By:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.